Exhibit 10.2

In this Exhibit 10.2, the notation “[* * * ]” identifies certain information that has been excluded because it is both not material and is the type that the registrant treats as private or confidential.

Receivables Management Agreement

EXECUTION VERSION

Dated 16 June 2023

ALPS PARTNERS S.À R.L.

as Purchaser

PAYPAL (EUROPE) S.À R.L. ET CIE, S.C.A.

as Receivables Manager and Seller

BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED

as Security Agent

AVEGA S.À R.L.

as Back-Up Receivables Manager Facilitator

ALPS PARTNERS (HOLDING) S.À R.L.

as Class C Lender

RECEIVABLES MANAGEMENT AGREEMENT

THIS RECEIVABLES MANAGEMENT AGREEMENT is executed as a deed (this Deed) on 16 June 2023

BETWEEN:

(1)

ALPS PARTNERS S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (Luxembourg), with its registered office at 2, rue Edward Steichen, L-2540 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) under number B277050 (the SV), and subject, as an unregulated securitisation undertaking (organisme de titrisation), to the Luxembourg act dated 22 March 2004 on securitisation, as amended (the Securitisation Act 2004) (the Purchaser);

(2)

PAYPAL (EUROPE) S.À R.L. ET CIE, S.C.A., a partnership limited by shares (société en commandite par actions) incorporated under the laws of Luxembourg, having its registered office at 22-24 Boulevard Royal, L-2449 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register under number B118.349, acting through and represented by its managing general partner PayPal (Europe) S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 22-24 Boulevard Royal, L-2449 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register under number B127.485 (the Seller and the Receivables Manager);

(3)

BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED, acting through its office at 160 Queen Victoria Street, London EC4V 4LA, United Kingdom (in its capacity as security agent for the Secured Creditors, the Security Agent which expression shall include such company and all other persons or companies for the time being acting as the security agent or security agents under the Security Documents);

(4)

AVEGA S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 2, rue Edward Steichen, L-2540 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register under number B123099 (the Back-Up Receivables Manager Facilitator); and

(5)

ALPS PARTNERS (HOLDING) S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (Luxembourg), with its registered office at 2, rue Edward Steichen, L- 2540 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) under number B276993 (the Class C Lender), each a Party and together the Parties.

WHEREAS:

(A)	The Receivables Manager carries on the business of, inter alia, managing and administering its own-originated buy now pay later customer loans in each Relevant Jurisdiction.

(B)

The Seller has agreed to offer to sell and the Purchaser has agreed to accept the Seller’s offer in respect of the Seller’s whole right, title, interest and benefit in and to the Receivables and any Related Rights (without notice of such sale and purchase being given to Borrowers prior to the occurrence of a Notification Event) for the consideration and upon the terms and subject to the conditions of the Receivables Purchase Agreement.

(C)

The Seller in its capacity as Receivables Manager has agreed to continue to provide loan administration duties with respect to the Purchased Receivables comprising the Portfolio from time to time on and subject to the terms and conditions of this Deed.

IT IS AGREED that:

1.	Definitions

1.1

Capitalised terms in this Deed shall, except where the context otherwise requires or where otherwise defined in Schedule 9 (Definitions), have the meanings given to them in Schedule 22 (Definitions) of the Receivables Purchase Agreement between, among others, each of the Parties to this Deed and dated on or about the date of this Deed (as amended, varied or supplemented from time to time) (the Receivables Purchase Agreement) and this Deed shall be construed in accordance with the principles of construction set out in Clause 1 (Definitions and Interpretation) of the Receivables Purchase Agreement.

1.2

This Deed is the Receivables Management Agreement referred to in the Receivables Purchase Agreement. In the event of any conflict between the provisions of this Deed and the provisions of the Receivables Purchase Agreement, the provisions of the Receivables Purchase Agreement shall prevail.

1.3	Management of risks

The Parties expressly agree that the Receivables Manager will perform the Duties set out in Clause 5 (Duties of the Receivables Manager) including collection of the Receivables and related tasks. The Parties acknowledge, to that end, that the provisions of Articles 60 and 61(2) of the Securitisation Act 2004 will apply to this Deed.

1.4	Security Agent

The Security Agent has agreed to become a party to this Deed only for the purpose of taking the benefit of contractual provisions expressed to be given in its favour (also for the purposes of article 1411 of the Italian Civil Code), enabling better preservation and enforcement of its rights under this Deed, the Master Framework Agreement and the Security Documents and for administrative ease associated with matters where its consent is required. The Security Agent shall not assume any liabilities or obligations under this Deed unless such obligation or liability is expressly assumed by the Security Agent in this Deed. All the provisions of the Master Framework Agreement and the Security Documents relating to the exercise by the Security Agent of its powers, trusts, authorities, duties, rights and discretions shall apply, mutatis mutandis, to the discharge by the Security Agent of its powers, trusts, authorities, duties, rights and discretions under this Deed. In the event of any inconsistency between the terms of the Master Framework Agreement, the Security Documents and this Deed in relation to the exercise by the Security Agent of its powers, trusts, authorities, duties, rights and discretions, the terms of the Master Framework Agreement shall prevail. The exercise or performance by the Security Agent of its rights, remedies or functions under this Deed are subject in all respects to the terms of the Master Framework Agreement and the Security Documents.

If there is any change in the identity of the Security Agent in accordance with the Security Documents, the Parties to this Deed shall execute such documents and take such action as the new trustee and the outgoing trustee may require for the purpose of vesting in the new trustee the rights, powers and obligations of the outgoing trustee, and releasing the outgoing trustee from its future obligations, under this Deed.

Nothing in this Deed shall impose any obligation or liability on the Security Agent to assume or perform any of the obligations or liabilities of the other Parties to this Deed hereunder or render it liable for any breach thereof.

The Security Agent does not assume, nor shall it be deemed to have assumed, any duty of care, responsibility or obligation to, or relationship of trust or agency with, any Party, save as expressly provided in the Security Documents and in this Clause 1.4.

The Parties are deemed to have notice of, and are bound by, the provisions of the Security Documents.

Following the delivery of an Enforcement Notice, the Receivables Manager shall act on the instruction of the Security Agent with regard to its obligations under this Deed. For the avoidance of doubt, unless otherwise specified in this Deed, in the Receivables Purchase Agreement or any other Transaction Document to which the Receivables Manager is a party, until an Enforcement Notice has been delivered, the Receivables Manager shall have no obligation to act on the instruction of the Security Agent in respect of this Deed.

1.5

The rights of the Security Agent under the terms of this Deed shall cease to have effect as of the date on which the Secured Obligations have been fully and irrevocably paid or discharged. For the avoidance of doubt, all other provisions of this Deed shall remain in full force and effect for the duration of this Deed.

2.	The Receivables Manager

2.1

The Receivables Manager agrees and undertakes to the Purchaser and the Security Agent to administer, collect and manage the Purchased Receivables comprising the Portfolio, including, without limitation, performing the duties as set out in Clause 5 (Duties of the Receivables Manager) (collectively, the Duties).

2.2

For the purpose of Italian law, it being understood that each of the Purchaser and the Security Agent hereby appoint, with the express consent pursuant to article 1395 of the Italian Civil Code, the Receivables Manager to be its mandatario con rappresentanza for the purpose of executing in the name and on behalf of the Purchaser and the Security Agent any Italian law governed document, any other agreement or instrument, give or receive any notice or declaration, identify and specify to third parties the names of the Purchaser and the Security Agent at any given date which is expressed to be governed by Italian law, relating to the activities to be performed by the Receivables Manager during the Receivables Management Period.

2.3

Subject to Clause 10.13 below, this Deed shall be effective from the first sale of Test Receivables pursuant to Clause 13 of the Receivables Purchase Agreement until the Receivables Management Termination Date (such period, the Receivables Management Period), provided that:

(a)	Clauses 14, 15 and 16 shall be effective from the date of this Deed; and

(b)

for the period from the first sale of Test Receivables to the first Back-Book Sale Date the provisions of Clauses 7, 9, 10.2, 10.3, 10.4, 10.5, 10.7, 10.8, 10.9, 10.10, 10.12, 11, 13 and 17 shall not apply nor shall any breach of any provision of this Deed in respect of any Test Receivables or its sale or management constitute a Purchaser Termination Event or a Receivables Manager Termination Event.

Following the Receivables Management Termination Date, the Receivables Manager shall have no further rights or obligations under this Deed other than those expressed to survive the termination of this Deed and other than its continuing right to receive payment of any accrued and unpaid Receivables Management Fee.

2.4	The Receivables Manager confirms:

(a)	it has received a copy of all of the Transaction Documents; and

(b)	in performing the Duties, it will act in accordance with this Deed and the other Transaction Documents and comply in all material respects with any applicable law and regulation.

2.5

During the Receivables Management Period, the Receivables Manager shall only be required to perform the Duties and other obligations expressly provided for in this Deed and the other Transaction Documents to which it is a party and, subject to Clause 2.6 and the other terms and conditions of this Deed, shall have the right to exercise the rights and duties under the relevant Loan Agreements, including the full power, authority and right to do or cause to be done any and all things which it reasonably considers necessary, desirable, convenient or incidental to the performance of the Duties and obligations.

2.6	The Receivables Manager shall not:

(a)

have any authority whatsoever in determining the operating and financial policies of the Purchaser and the Receivables Manager hereby acknowledges that all powers to determine such policies (including the determination of whether or not any particular policy is for the benefit of the Purchaser) are, and shall at all times remain, vested in the Purchaser and none of the provisions of this Deed or of the Transaction Documents shall be construed in a manner inconsistent with this Clause 2.6; or

(b)	without the prior consent of the Purchaser, be entitled to make the Purchaser party to any litigation proceedings with a Borrower.

2.7

At all times during the Receivables Management Period, the Purchaser authorises the Receivables Manager and any sub-contractor, delegate, or service provider appointed in accordance with Clause 3 to take:

(a)

any and all steps on behalf of the Purchaser as are necessary or desirable, in the reasonable determination of the Receivables Manager, to collect all amounts due under any and all Receivables and the Related Rights and to enforce the Purchased Receivables forming part of the Portfolio, any Related Rights and the related Loan Agreements;

(b)	any and all actions necessary or desirable to grant Permitted Modifications in respect of the Purchased Receivables owned by the Purchaser; and

(c)

all such other actions in respect of the Duties and any other actions expressed to be taken by the Receivables Manager (including if required to act on behalf of the Purchaser) in any of the Transaction Documents.

2.8

For the purposes of Clause 2.7, the Purchaser shall (i) execute and deliver to the Receivables Manager, on or prior to the Closing Date, the powers of attorney substantially in the form of Schedule 3 (Form of Receivables Manager Power of Attorney (Luxembourg Law)) to Schedule 8 (Form of Receivables Manager Power of Attorney (Spanish Law)) (inclusive); and (ii) agrees that, promptly upon written demand of the Receivables Manager, or its own initiative, it will grant to the Receivables Manager (and the attorneys selected by it, if appropriate) a power of attorney, including in notarial form (if appropriate) that the Receivables Manager or the Purchaser may reasonably request in any relevant jurisdiction.

2.9

The Receivables Manager acknowledges that a Security Interest has been granted by the Purchaser over the Purchased Receivables comprising the Portfolio in favour of the relevant Secured Creditors or the Security Agent on behalf of the Secured Creditors, as applicable.

2.10

At any time after an Enforcement Notice has been served under the terms of the Class A Facility Agreement, the Class B Facility Agreement and/or the Class C Facility Agreement, the Security Agent may, by notice in writing to the Receivables Manager and the Purchaser (a Receivables Manager Instruction Notice), require the Receivables Manager to act thereafter on the instructions of the Security Agent under the provisions of the Transaction Documents on the terms provided in this Deed save that the Security Agent’s liability (without prejudice to the Purchaser’s liability in respect thereof) under any provisions of this Deed for the indemnification, remuneration and payment of out-of-pocket expenses of the Receivables Manager shall be limited to amounts for the time being held by the Security Agent on the terms of the Transaction Documents and available to the Security Agent for such purposes.

2.11

Following the delivery of a Receivables Manager Instruction Notice, the Duties shall be provided for the benefit of the Security Agent acting for and on behalf of the Secured Creditors as and to the extent specified by the Security Agent in its sole discretion, and the Security Agent shall be entitled to enforce any and all rights of the Purchaser under this Deed in accordance with the Transaction Documents.

2.12

Except where this Deed provides otherwise, in the event that the Receivables Manager receives conflicting instructions from the Security Agent and the Purchaser, the instructions of the Security Agent shall prevail.

3.	Sub-Contracting, Delegation and Outsourcing

3.1

Subject to, and to the extent permitted by, any applicable laws (including laws on outsourcing), the Receivables Manager may at any time during the Receivables Management Period at its discretion directly or indirectly sub-contract, delegate or outsource the performance of all or any of the Duties or its other obligations under this Deed to any person (including, without limitation, PayPal Europe Services Limited and 3PL) provided that the Receivables Manager shall use such care and diligence as would be expected of a reasonably prudent receivables manager of similar assets within the consumer finance industry in selecting any such sub-contractor, delegate or service provider and provided further that the Receivables Manager shall ensure that:

(a)

other than with respect to any sub-contracting, delegation or outsourcing to 3PL, in any case where the sub-contractor, delegate or service provider receives any amount in relation to Purchased Receivables, the sub-contractor, delegate or service provider has expressly agreed in writing that pending transfer to the Seller, it shall hold any such amounts on the basis that they are held for the benefit of the Seller. For the avoidance of doubt, the sub-contractor, delegate or services provider shall not be required to segregate amounts relating to Purchased Receivables from other amounts owed to the Seller;

(b)

it shall be a term of any such arrangements that the sub-contractor, delegate or service provider has, and shall maintain, all requisite licences, orders, approvals, authorisations and consents, including, without limitation, any necessary notifications under Data Protection Legislation and any authorisations and permissions under all applicable laws and regulations to enable it to fulfil its obligations under or in connection with any such arrangements;

(c)

other than in respect of any sub-contracting, delegation or outsourcing to an Affiliate of the Seller, where the arrangements involve the custody or control of any files, policies or other material documents relating to Purchased Receivables for the purpose of performing any sub-contracted, delegated or outsourced Duties, the sub-contractor, delegate or service provider has executed an acknowledgement to the effect that all such files, deeds, policies and other material documents are and will be held to the order of the Receivables Manager; and

(d)

such sub-contracting, delegation or service provider arrangements would not reasonably be expected to (i) give rise to a material additional Tax liability of the Purchaser or material additional Tax liability for which the Purchaser is liable to indemnify or compensate any other person under the Transaction Documents; or (ii) result in any deduction or withholding for or on account of Tax in respect of an amount payable to the Purchaser under the Transaction Documents, in each case to the extent to which the same would not have occurred absent any such sub-contracting, delegation or outsourcing, [* * *], provided also that in each case such sub-contracting, delegation or service provider arrangements shall not discharge the Receivables Manager of the performance of its obligations under this Deed in respect of the Duties as set out in Clause 3.3.

3.2

Without prejudice to any right of the Receivables Manager to amounts due to it by the Purchaser under this Deed, neither the Purchaser nor the Security Agent shall have any liability in respect of any costs, fees, Taxes, charges or expenses (a) payable to or incurred by such sub-contractor, delegate or service provider, or (b) arising from the entry into, amendment or termination of any sub-contracting, delegation or outsourcing arrangements.

3.3

Notwithstanding any sub-contracting, delegation or outsourcing of the performance of any of its obligations under this Deed, the Receivables Manager shall not be released or discharged from any liability hereunder and shall remain responsible for the performance of its obligations under this Deed and (a) the performance or non-performance, or the manner of performance, of any sub-contractor, delegate or service provider of any of the Duties shall not affect the Receivables Manager’s obligations under this Deed; and (b) any breach by a sub-contractor, delegate or service provider of any obligation of the Receivables Manager under this Deed shall be treated as a breach of this Deed by the Receivables Manager.

3.4

The Purchaser expressly acknowledges and agrees that each of PayPal Europe Services Limited, 3PL and any third party to whom the Receivables Manager sub-contracts, delegates or outsources directly or indirectly any matters relating to the management of the Purchased Receivables comprising the Portfolio (as permitted by the Form of the Receivables Manager Power of Attorney (Luxembourg law) in Schedule 3 (Form of Receivables Manager Power of Attorney (Luxembourg Law)) shall be deemed to have been appointed by the Purchaser itself for the purposes of Articles 60 and 61(2) of the Securitisation Act 2004.

4.	Standard of Care

4.1	The Receivables Manager shall:

(a)

devote to the performance of its duties and obligations under this Deed the amount of time and attention, and the level of skill, care and diligence, which would be expected at that time from a reasonably prudent receivables manager of similar assets within the consumer financial services industry and perform its duties and obligations under this Deed in a manner that is consistent with practices and procedures followed by a reasonably prudent receivables manager of similar assets within the consumer financial services industry; and

(b)	in any event, devote all such operational resources as are commercially reasonable to fulfil its obligations under this Deed and the other Transaction Documents to which it is a party.

5.	Duties of the Receivables Manager

5.1

Subject to, and to the extent permitted by, any applicable laws, the terms of this Deed and any other Transaction Documents to which the Receivables Manager is a party, the Receivables Manager shall on a day-to-day basis, administer, collect and manage the Purchased Receivables and transfer the funds to the Purchaser, including the specific duties referred to in Clause 5.2.

5.2

The Receivables Manager shall perform, or sub-contract, delegate or outsource (as permitted by Clause 3 (Sub-Contracting, Delegation and Outsourcing), the following duties, which are specific to, and essential for the Purchaser, in respect of the management of the Purchased Receivables sold to the Purchaser according to Clause 2 of the Receivables Purchase Agreement:

(a)

arranging for the transfer to the Purchaser of all sums received which belong to the Purchaser under or in respect of the Purchased Receivables, as specified by Clause 7.4(a) of the Receivables Purchase Agreement or under Clause 8 (Cash Management) of this Deed;

(b)

undertaking and completing all such acts and execute any necessary agreements and documents as may reasonably be requested by the Purchaser to assist with the notification to the relevant Borrowers of the transfer of the Purchased Receivables to the Purchaser as described in Clause 8.6(a) of the Receivables Purchase Agreement;

(c)	monitoring the activities of sub-contractors, delegates or service providers with respect to the Purchased Receivables;

(d)

providing customer service and performing other activities customary for receivables management, including, without limitation, assisting with any correspondence and other communication with Borrowers, the Borrowers’ banks and other third parties involved in connection with a particular Borrower;

(e)

assuming accounting and reporting duties as provided for under this Deed (including, without limitation, the duty to collect, process, administer and use data necessary for the supervision and management of the Receivables) and any other Transaction Document to which it is a party;

(f)	acknowledging the Eligibility Criteria applicable to the relevant Receivable;

(g)

agreeing waivers and amendments to existing Loan Agreements in place with Borrowers, undertaking remediation exercises, and applying the Collections Policies, provided that amendments may only be agreed if they qualify as a Permitted Modification;

(h)	maintaining adequate resources and personnel to facilitate the performance of the Duties;

(i)	maintaining a business continuity plan with respect to the systems used by the Receivables Manager in the event of a severe business disruption, insolvency or similar event; and

(j)	carrying out any other functions and obligations as are further set out in this Deed and the other Transaction Documents to which it is a party.

5.3

The Receivables Manager agrees and undertakes that it shall not, and shall procure that its Affiliates, sub-contractors, delegates and service providers shall not, without the consent of the Purchaser agree to:

(a)	any material modification to the terms of any Purchased Receivable; or

(b)	any modification to the terms of any Purchased Receivable that may reasonably be expected to have an adverse effect on the value of such Receivable,

in each case other than a Permitted Modification.

5.4

If at any time a back-up receivables manager is appointed by the Purchaser, subject to compliance with applicable Data Protection Legislation and the Receivable Manager’s internal data security policies, the Receivables Manager shall:

(a)	provide the back-up receivables manager access to information about the Purchased Receivables that are subject to the back-up receivables management agreement; and

(b)

provide all commercially reasonable assistance to such back-up receivables manager for it to perform its duties and obligations in accordance with the terms of the back-up receivables management agreement, including for the avoidance of doubt such information as would be necessary, following a Notification Event to allow the Purchaser or a successor receivables manager on its behalf to notify all Borrowers of the sale of the Purchased Receivables to the Purchaser.

5.5

In addition to the foregoing duties, the Receivables Manager may from time to time following the Closing Date provide the following ancillary services to the Purchaser, upon request and subject to the agreement of a separate fee arrangement in respect of any such duties, namely, assisting the Purchaser with a potential sale of any Receivables to a third party outside the Seller Group (to the extent that any such assistance does not give rise to any conflict of interest between the Receivables Manager and the Seller) including among other things: (i) analysing and reviewing sales proposals with respect to the Receivables which the Purchaser is proposing to sell to any such third party; (ii) at the request of the Purchaser, helping any proposed third party to carry out due diligence on the Receivables which the Purchaser is proposing to sell to the third party; (iii) providing due diligence services for the acquisition of Purchased Receivables not originated by the Seller; and (iv) assisting the Purchaser with the negotiation of the terms of any agreement for the sale of Receivables to any such third party.

5.6	Regulatory Buyback Event

At the end of each day on which any Regulatory Buyback Event or Regulatory Retransfer Event has occurred, the Receivables Manager shall update the PayPal internal Teradata database, or any other internal system regularly used by PayPal to record new consumer loans and modifications thereto, to record any repurchase and retransfer that occurred on such day in accordance with paragraph 2 of Schedule 7 (Provisions relating to Sale of German Receivables) of the Receivables Purchase Agreement, including the date and time of such repurchase and retransfer and all such Purchased Receivables subject to the repurchase and transfer by the Purchaser to the Seller or by the Seller to the Purchaser, respectively.

6.	Data Protection

6.1

Subject to Clause 6.3 and Clause 10.10, the Receivables Manager acknowledges that to the extent it processes Personal Data in connection with this Deed, it is doing so as a controller (as that term is defined in the GDPR, or in the case of the UK, the UK GDPR) with independent decisions on the purposes and means of the processing and it shall comply with (i) the Data Protection Legislation and (ii) any equivalent or similar legislation, rules, regulations or principles applicable in any other Relevant Jurisdiction. This includes, but is not limited to:

(a)	processing that Personal Data for specified, explicit and legitimate purposes;

(b)

processing that Personal Data in a manner that ensures appropriate security of the Personal Data including protection against unauthorised or unlawful processing and against accidental loss, destruction or damage, using appropriate technical and organisational measures;

(c)

implementing the measures mentioned in sub-clause (b) above, having regard to the state of technological development, the cost of implementing the measures, the nature, scope, context and purpose of processing and the risk of varying likelihood and severity for the rights and freedoms of natural persons so as to ensure a level of security appropriate to the risk. This may include, but is not limited to:

(i)	the pseudonymisation and encryption of Personal Data;

(ii)	the ability to ensure the ongoing confidentiality, integrity, availability and resilience of processing systems and services;

(iii)	the ability to restore the availability and access to Personal Data in a timely manner in the event of a physical or technical incident; and

(iv)	a process for regularly testing, assessing and evaluating the effectiveness of technical and organisational measures for ensuring the security of the processing;

(d)	exercising professional judgement to determine the purpose and means of processing Personal Data in connection with the Purchased Receivables; and

(e)	serving as the point of contact for Borrowers.

6.2

At no time before delivery of a Borrower Notice shall the Receivables Manager transfer any Personal Data to, or take instructions relating to Personal Data from, any other Party, or Parties, in connection with this Deed; and none of the provisions of this Deed or of the Transaction Documents shall be construed in a manner inconsistent with this Clause 6 (Data Protection).

6.3

Upon delivery of a Borrower Notice, the Receivables Manager shall, in respect of the Personal Data in connection with the Purchased Receivables subject to such Borrower Notice, immediately cease acting as controller as regards any processing of such Personal Data, and shall in connection with such Purchased Receivables, only process Personal Data as processor provided that the Receivables Manager shall:

(a)	comply with the terms of the Transitional DPA to ensure compliance with the Data Protection Legislation;

(b)	hold the Records to the order of the Purchaser and the Security Agent (or such person as the Purchaser and the Security Agent shall direct); and

(c)

if instructed by the Purchaser or the Security Agent, transfer the Records, including all Personal Data held in connection with the Records, to such person as the Purchaser, or the Security Agent, shall direct.

For the avoidance of doubt, nothing in this Clause 6.3 shall prevent the Receivables Manager from retaining and processing Personal Data of Borrowers that do not relate exclusively to the Purchased Receivables.

7.	Reporting Requirements

7.1

The Receivables Manager shall deliver to the Purchaser the Receivables Management Report (including, for the avoidance of doubt, data tapes) on each Monthly Reporting Date. The Receivables Manager will transmit the Receivables Management Report to the Purchaser, the Cash Manager, the Security Agent (if requested), the Class A Facility Agent and the Class B Facility Agent no later than by 10.00 a.m. (London time) on the Monthly Reporting Date. The Purchaser, the Cash Manager, the Security Agent, the Class A Facility Agent and the Class B Facility Agent may transmit the Receivables Management Report to the Class A Facility Providers and the Class B Facility Providers.

7.2

The Receivables Manager shall consider in good faith with a view to amending or supplementing the form of the Receivables Management Report from time to time, such changes as may be reasonably required by the Purchaser to comply with its obligations under the Transaction Documents, provided that nothing in this Clause 7.2 shall require the Receivables Manager to supply any information or data to the extent that the Receivables Manager does not collect or track or calculate such information or data as at the date of this Deed.

7.3	For the avoidance of doubt, the Receivables Management Reports shall not contain any Personal Data.

7.4

The Receivables Manager shall upon request provide reasonable assistance to enable the Purchaser to satisfy its reporting requirements under the EU Securitisation Regulation provided that nothing shall require the Receivables Manager to supply any information to the extent that the Receivables Manager does not collect or track such information as at the date of this Deed.

8.	Cash Management

8.1	Collections

The Receivables Manager will collect, in accordance with the terms of this Deed, from each Borrower amounts due in respect of the Purchased Receivables in accordance with its customary methods from time to time for obtaining funds from a Borrower, including, without limitation, credit or debit card payments, debits of e-money balances, direct debit payments, bank transfers from the Borrower and collections from bank accounts.

8.2	Cash Sweeps

On each Collections Settlement Date, subject to Clause 8.3 and Clause 8.4, the Receivables Manager shall cause all Collections received to be transferred to the relevant Purchaser Bank Account for the appropriate currency within five Business Days of receipt by the Receivables Manager of the relevant Collections (each such payment, a Collections Sweep Payment) [* * *] The Receivables Manager undertakes to make any Collections Sweep Payment to the Purchaser directly from an account held in the name of the Receivables Manager into which Collections are credited (directly or indirectly).

8.3	The following amounts shall not be transferred to a Purchaser Bank Account on a Collections Settlement Date:

(a)

in respect of the Settlement Date Title Transfer Option, any Collections relating to Receivables sold on and following the Switch Notice becoming effective which are received between the relevant Sale Notice Date and the relevant Settlement Date in respect of any such Receivables; and

(b)	any amount deducted from the Collections by the Receivables Manager under Clause 19.1.

8.4

The Purchaser shall pay to the Receivables Manager on each Payment Date in accordance with then applicable Priority of Payment (i) any Receivables Management Fee then due and payable pursuant to Clause 13.1 and (ii) any other amounts payable by the Purchaser to the Receivables Manager pursuant to this Deed (to the extent, in case of amounts payable under Clause 8.6 (Settlement of Collections) only, not satisfied by set off against the amount of Collections due to be transferred to the Purchaser by the Receivables Manager).

8.5

In relation to any amounts received from a Borrower, these will be allocated first to the satisfaction of any payment due in respect of a NSF Fee (which amount shall be retained by the Seller for its own account), and thereafter in accordance with the terms of the Loan Agreement and any applicable law or regulation.

8.6	Settlement of Collections

If the Receivables Manager has:

(a)	caused any Collections to be transferred to the Purchaser in error; or

(b)	in error caused any Collections which should have been so transferred not to be transferred to the Purchaser at the times and in the amounts contemplated by the Transaction Documents,

the Receivables Manager or Purchaser (as applicable) shall (i) as soon as is reasonably practicable upon becoming aware of such, notify the Receivables Manager or Purchaser (as applicable); and (ii) pay the Receivables Manager or the Purchaser (as applicable) on a monthly basis an amount equal to the amount of Collections for the previous calendar month made in error pursuant to sub-clause (a) or not made in error pursuant to sub-clause (b) (as applicable). To satisfy the amount the Purchaser owes to the Receivables Manager, the Receivables Manager shall be entitled to set off the amount of such Collections so owed by the Purchaser to the Receivables Manager against any Collections otherwise due to be transferred to the Purchaser by the Receivables Manager.

For the avoidance of doubt, the Collections made in error pursuant to this Clause 8.6 shall include any payments of Collections made by the Receivables Manager to the Purchaser where the corresponding payment made by the Borrower to the Receivables Manager that is subsequently found to have been unsuccessful.

9.	Collections Reserve and Dilutions Reserve

[* * *]

10.	Resignation; Receivables Manager Termination Event

10.1	Resignation

(a)

The Receivables Manager may not resign from the obligations and liabilities imposed on it pursuant to the terms of this Deed and each of the other Transaction Documents to which it is a party, provided that:

(i)

the Receivables Manager may, with the prior written consent of the Purchaser or the Security Agent (following the delivery of an Enforcement Notice) (such consent not to be unreasonably withheld), resign as Receivables Manager if:

(A)

an Affiliate of the Receivables Manager or any other person (satisfactory to the Purchaser or the Security Agent (following the delivery of an Enforcement Notice)) has agreed to act as successor receivables manager substantially on the terms and conditions of this Deed;

(B)

such successor receivables manager has agreed to enter into (I) an agreement on substantially the same terms as this Deed to effect its assumption of the rights and duties of the Receivables Manager under the Transaction Documents; and (II) any agreements required by applicable laws including Data Protection Legislation, and any notifications to Borrowers required by applicable laws including Data Protection Legislation have been dispatched to each Borrower to their address of record; and

(C)

the appointment of such successor receivables manager is not likely to (i) give rise to a material additional Tax liability of the Purchaser or a material additional Tax liability for which the Purchaser is liable to indemnify or compensate any other person under the Transaction Documents; or (ii) result in any deduction or withholding for or on account of Tax in respect of an amount payable to the Purchaser under the Transaction Documents; and

(ii)

if a resignation is affected under sub-clause (i) above, no such resignation will be effective until such successor receivables manager has been appointed pursuant to the documentation referred to in sub-clause (i) above and the Receivables Manager is in compliance with the requirements under Clause 10.8(a) to (f).

(b)	Notwithstanding the resignation rights of the Receivables Manager in sub-clauses (a)(i) and (a)(ii) above, the Receivables Manager may resign if:

(i)

without prejudice to the obligations of the Receivables Manager under this Deed (including, without limitation, under Clause 2.4(b) and Clause 14.1(e)), it becomes unlawful for it to perform or comply with any of its obligations under this Deed (including due to the Receivables Manager failing to hold, maintain or obtain any applicable permission or authorisation from any authority), provided that the Receivables Manager shall not be entitled to resign under this Clause 10.1(b)(i) unless it has made commercially reasonable endeavours to mitigate the circumstances giving rise to such unlawfulness unless such unlawfulness arises in a Relevant Jurisdiction as a result of a Borrower Notice having been given in which event the obligations of the Receivables Manager under the Deed in respect of Purchased Receivables in that Relevant Jurisdiction shall terminate with immediate effect; or

(ii)

such performance becomes, in the opinion of the Receivables Manager, acting reasonably, materially more burdensome as a result of any actual or proposed change in any applicable law or regulation (other than any change to the rates of any Tax) and the Receivables Manager, having used commercially reasonable efforts to mitigate the circumstances giving rise to the impact of the actual or proposed change in any applicable law or regulation, has given not less than 90 days’ notice of its resignation to the Purchaser provided that such resignation shall only be effective upon the appointment of a successor receivables manager substantially on the terms and conditions of this Deed.

Each of (i) the Receivables Manager and Purchaser both becoming aware of the relevant unlawfulness under Clause 10.1(b)(i), and (ii) the notification of resignation by the Receivables Manager under Clause 10.1(b)(ii), shall be referred to as a Receivables Manager Resignation Event.

10.2	Receivables Manager Termination Event

The occurrence of any one or more of the following events shall constitute a Receivables Manager Termination Event with respect to the relevant Receivables Manager (in the case of Clause 10.2(i) only, subject to Clause 10.3):

(a)

the first date upon which the Purchaser or the Security Agent gives notice, or requests the Seller to give notice, to any Borrower of the sale and assignment of any Purchased Receivable(s), or take any other action pursuant to Clause 8.6(a)] of the Receivables Purchase Agreement, following the occurrence of a Notification Event in accordance with the Receivables Purchase Agreement, provided that, where such notice is only given, or other action is only taken with respect, to Borrowers in a particular jurisdiction but not in all jurisdictions, this Receivables Manager Termination Event shall only cause a termination of the Receivables Manager’s duties and obligations under this Deed in relation to the relevant jurisdiction where such notice has been given to Borrowers but shall not cause a termination of this Deed itself;

(b)

the Receivables Manager fails to take any action required to transfer any amounts on behalf of the Purchaser (where such failure is not wilful, in an aggregate amount of not less than €[* * *] (or its equivalent in sterling)) pursuant to this Deed and such failure remains unremedied for five Business Days, unless such failure is caused by:

(i)	an administrative or technical error; or

(ii)	a Disruption Event,

and payment is made in accordance with the Settlement of Collections process pursuant to Clause 8.6;

(c)

other than as set forth in the remainder of this Clause 10.2, the Receivables Manager fails to observe any material covenant or is in breach of its material obligations set forth in the Transaction Documents and such failure remains unremedied for 45 calendar days, commencing on the earlier of:

(i)	the date on which the Receivables Manager has knowledge of that failure; or

(ii)	the date on which written notice of that failure has been delivered to the Receivables Manager by the Purchaser or the Security Agent,

provided that such failure will not constitute a Receivables Manager Termination Event: (A) if a plan of remedy is agreed between the Receivables Manager, the Purchaser and the Security Agent (each in their discretion) and such failure is remedied within the time period agreed pursuant to that plan of remedy or (B) subject to sub-clause (e) below, it is caused by a Force Majeure Event;

(d)	an Insolvency Event occurs with respect to the Receivables Manager;

(e)

the Receivables Manager is prevented or severely hindered for a period of 60 calendar days or more from complying with its obligations under this Deed as a result of a Force Majeure Event and such Force Majeure Event continues for 30 calendar days after written notice of such non-compliance has been given to the Receivables Manager by the Purchaser or the Security Agent;

(f)

it becomes unlawful for the Receivables Manager to perform or comply with its material obligations under this Deed (including due to the Receivables Manager failing to hold, maintain or obtain any applicable permission or authorisation from any authority);

(g)

any representation or statement made by the Receivables Manager in this Deed is or proves to have been incorrect or inaccurate in any material respect when made or and (i) such incorrectness or inaccuracy would have a material adverse effect on the ability of the Receivables Manager to satisfy its obligations under this Deed, and (ii) in the case of the representation at Clause 14.1(p) (Information in Receivables Management Reports), any breach of such representation has not been cured within 30 days of the Receivables Manager becoming aware of such breach;

(h)	if 3PL or any other member of the Seller Group ceases to control the Receivables Manager; and

(i)

the Receivables Manager (or any sub-contractor, delegate or service provider) being treated by any Tax Authority as, or deemed to be, a permanent establishment, permanent representative or dependent agent of the Purchaser, in each case, within the meaning of the OECD Model Tax Convention and related commentary and applicable double taxation convention (a PE Event), provided that such PE Event has or will have a material adverse effect on the Purchaser (a PE RM Termination Event).

10.3	In the event that a PE RM Termination Event occurs, following the Receivables Manager’s notification of such event pursuant to Clause 10.4:

(a)

where such PE RM Termination Event relates to the Receivables Manager, for a period of 30 days after the date of such notification, the Parties shall consult with each other and cooperate in good faith to agree such changes to the Transaction Documents as the Parties may agree (including changes to the Parties) in order to mitigate the effect of or reduce the additional Tax incurred by the Purchaser as a result of the applicable PE RM Termination Event. If the Parties are unable to agree any such changes within that 30 day period (or such longer period as the Parties may in writing agree), the Purchaser may exercise its termination right pursuant to this Clause 10; and

(b)

where such PE RM Termination Event relates to a sub-contractor, delegate or service provider of the Receivables Manager, the Receivables Manager shall for a period of 30 days (or such longer period as the Parties may in writing agree) use its reasonable endeavours to agree such changes or amendments to the sub-contracting, delegation or service provider arrangements as may reasonably be made in order to mitigate the effect of or reduce the additional Tax incurred by the Purchaser as a result of the applicable PE RM Termination Event. In the event that such amendments or changes cannot reasonably be made within that 30 day period (or such longer period as the Parties may in writing agree), or are insufficient, such that at the end of that period a PE RM Termination Event continues with respect to the sub-contractor, delegate or service provider, the Purchaser may exercise its termination right pursuant to this Clause 10.

10.4

The Receivables Manager undertakes that it shall upon becoming aware of the occurrence of any Receivables Manager Termination Event notify the Purchaser and the Security Agent in writing of the same as soon as reasonably practicable and in any event within three Business Days of becoming so aware of such notice setting out details of cause of the relevant Receivables Manager Termination Event.

10.5

If any Receivables Manager Termination Event occurs, then the Purchaser may deliver a notice (a Receivables Manager Termination Notice) to the Receivables Manager and the Security Agent setting out the Purchaser’s intention to terminate the appointment of the Receivables Manager and to appoint a replacement party to service, administer and collect the Purchased Receivables.

10.6

The Purchaser acknowledges that following delivery of a Receivables Manager Termination Notice or upon occurrence of a Receivables Manager Resignation Event, in certain Relevant Jurisdictions it is required to appoint and maintain a suitably experienced and properly qualified receivables manager in respect of the Purchased Receivables.

10.7

On the occurrence of a Receivables Manager Termination Event or occurrence of a Receivables Manager Resignation Event that would result in the Receivables Manager becoming a processor as regards any processing of Personal Data in connection with the Purchased Receivables, the Receivables Manager shall agree on the terms of a data processing agreement with the relevant controller (in a form prepared by the controller and agreed by the Receivables Manager acting reasonably) (the Transitional DPA). The Transitional DPA shall be entered into by the controller and Receivables Manager and become effective upon the Receivables Manager’s receipt of a Receivables Manager Termination Notice or upon the Receivables Manager’s resignation becoming effective in accordance with Clause 10.1(b)(i) and Clause 10.1(b)(ii), as applicable. The Transitional DPA shall:

(a)

provide instructions from the controller to the Receivables Manager in relation to any Personal Data it is required to process on behalf of the controller during the Receivables Manager Transition (including regarding the transfer of Personal Data to the alternate successor receivables manager, and, to the extent necessary for the serving of Borrower Notices); and

(b)	comply with Data Protection Legislation including, but not limited to, Article 28 of the GDPR, and in the case of the UK, Article 28 of the UK GDPR.

10.8

Other than in the event described in Clause 10.1(b)(i) where the Receivables Management Period terminates with effect immediately, following receipt by the Receivables Manager of a Receivables Manager Termination Notice or upon occurrence of a Receivables Manager Resignation Event, the Receivables Management Period shall terminate with effect from the date on which all of the following have been completed: (i) an alternate successor receivables manager has been appointed with the prior written consent of the Purchaser and the Security Agent; (ii) such alternate successor receivables manager has accepted its appointment as successor receivables manager; (iii) such alternate successor receivables manager has entered into a receivables management agreement substantially similar to this Deed or on such other terms as are agreed by the Purchaser; and (iv) a notice containing details of any such appointment and all information required by applicable law (including information (provided by the Receivables Manager) relating to the Receivables Manager’s transparency obligations under Data Protection Legislation has been dispatched to each Borrower to their address of record (the period between the date of the Receivables Manager Termination Notice, or the resignation of the Receivables Manager in accordance with Clause 10.1(a), or the occurrence of a Receivables Manager Resignation Event, and the termination of the Receivables Management Period being the Receivables Manager Transition). Until the end of the Receivables Manager Transition the Receivables Manager shall:

(a)	comply with the terms of the Transitional DPA;

(b)	hold the Records to the order of the Purchaser and the Security Agent (or such person as the Purchaser and the Security Agent shall direct);

(c)

provide all reasonable assistance and information subject to compliance with applicable Data Protection Legislation and to the Receivable Manager’s data security policies to enable the successor receivables manager to perform the Duties as soon as reasonably practicable, including such records necessary to account for and collect the Purchased Receivables;

(d)

hold any monies then held by it on behalf of the Purchaser together with any other assets of the Purchaser then held by it on trust for the benefit and to the order of the Purchaser and, following the delivery of an Enforcement Notice, the Security Agent;

(e)	continue to perform all of the Duties unless prevented by any Force Majeure Event or any applicable law and/or regulation or unless otherwise directed by the Purchaser or the Security Agent; and

(f)

take such further action in accordance with the terms of this Deed as the Purchaser or the Security Agent may reasonably direct in relation to the Receivables Manager’s obligations under this Deed as may be necessary to enable the Duties to be performed by the successor receivables manager.

10.9

Following receipt by the Receivables Manager of a Receivables Manager Termination Notice or upon the Receivables Manager’s resignation becoming effective in accordance with Clause 10.1(b)(i) and Clause 10.1(b)(ii), as applicable, the Receivables Manager shall hold the Records to the order of the Purchaser and the Security Agent (or such person as the Purchaser and the Security Agent shall direct) and, if instructed by Purchaser or the Security Agent, and subject to the controller and the Receivables Manager entering into the Transitional DPA in accordance with Clause 9.6, transfer the Records, including all Personal Data held in connection with the Records, to such person as the Purchaser, or the Security Agent, shall direct.

10.10

Once the notice is given to Borrowers in accordance with Clause 10.8(iv) (such that the Receivables Manager ceases to be a controller and is under no obligation to continue to provide the Duties to any other Party), the Receivables Manager shall:

(a)	immediately stop processing, as controller, any Personal Data that relate exclusively to the Receivables; and

(b)

delete any such Personal Data it processes, as controller that relate exclusively to the Receivables, unless (i) required by law to retain it or (ii) required to do otherwise in its role as processor under the Transitional DPA as instructed by the controller, in each case without prejudice to any processing of Personal Data the Receivables Manager is instructed to carry out as processor pursuant to the Transitional DPA entered into in accordance with Clause 10.7. For the avoidance of doubt, nothing in this Clause 10.10 shall prevent the Receivables Manager from retaining and processing Personal Data of Borrowers that do not relate exclusively to the Purchased Receivables.

10.11	Clauses 10.8 to 10.10 shall survive the termination of this Deed.

10.12

Without prejudice to the other rights and remedies of the Parties to this Deed set out herein, to the extent that a Party becomes aware of any breach of obligations under this Deed, the Parties agree to promptly notify the other Parties and, to the extent such breach is capable of remedy, to consult with each other and negotiate in good faith to agree a means to remedy and resolve such breach.

10.13

Notwithstanding any other provision of the Transaction Documents, the resignation or termination of the Receivables Manager hereunder or the termination of this Deed shall be without prejudice to the Receivables Manager’s obligations under Clauses 9.1, 9.4, 9.11 or 9.13, which shall survive and continue in full force and effect until the end of the Collection Period.

11.	Brexit Options

11.1

The Seller may request that the UK Sub becomes an Additional Receivables Manager. The UK Sub shall become an Additional Receivables Manager on the UK RM Accession Date if the conditions set out in Clause 15.1 of the Receivables Purchase Agreement are satisfied or waived by the Purchaser on or before the UK RM Accession Date.

11.2	Receivables Manager Power of Attorney (English Law)

On the UK RM Accession Date,

(a)

the UK Sub and the Purchaser shall execute a power of attorney, substantially in the same form as the Power of Attorney that is set out at Schedule 4 (Form of Receivables Manager Power of Attorney (English Law)), with the Purchaser being the grantor of such power of attorney in favour of the UK Sub; and

(b)	the Power of Attorney from the form in Schedule 4 (Form of Receivables Manager Power of Attorney (English Law)) and as executed between the Purchaser and the Receivables Manager shall terminate.

11.3

Following the accession of the UK Sub as an Additional Receivables Manager on the UK RM Accession Date, all references to “the Receivables Manager” in this Deed shall be construed as if such reference is to “each Receivables Manager”, save for references to “the Receivables Manager” in Clause 14 of this Deed. For the avoidance of doubt, the UK Sub will give representations in the form set out in Part B of Schedule 19 (Additional Receivables Manager Representations) of the Receivables Purchase Agreement to the Purchaser and the Security Agent on the date of the Receivables Manager Deed of Accession and on the UK RM Accession Date, and other than the representation set out at Paragraph 6 in Part B of Schedule 19 (Additional Receivables Manager Representations) of the Receivables Purchase Agreement, shall be deemed to be repeated by the UK Sub as an Additional Receivables Manager on each day following the UK RM Accession Date until the end of the Receivables Management Period by reference to the facts and circumstances then existing.

11.4

The UK Sub in its capacity as the Additional Receivables Manager shall, as soon as reasonably practicable after becoming aware of the same, notify the Purchaser and the Security Agent of the occurrence of any breach of any of the representations and warranties in Part B of Schedule 19 (Additional Receivables Manager Representations) of the Receivables Purchase Agreement.

12.	Notice of Force Majeure Event; and Notice of Proceedings

12.1	Notice of Force Majeure Event

The Receivables Manager will as soon as reasonably practicable after becoming aware thereof (and in any event within two Business Days) provide written notice to the Purchaser and the Security Agent of any Force Majeure Event by reason of which it is prevented or severely hindered from complying with its obligations under this Deed, describing the steps which it is proposing to take to resume its operations as soon as reasonably practicable.

12.2	Notice of Proceedings

The Receivables Manager will promptly notify the Purchaser and the Security Agent of the filing of commencement of any action, suit, litigation, proceeding or judgment to which the Receivables Manager is a party that could reasonably be expected to have a Material Adverse Effect.

13.	Receivables Manager Fee, Expenses and VAT

13.1

In consideration of the Receivables Manager entering into this Deed and performing the Duties, the Purchaser agrees to pay a fee (the Receivables Management Fee) to the Receivables Manager to be settled on a monthly basis in arrears on the Payment Date in accordance with the applicable Priority of Payments by the Purchaser during the term of this Deed.

13.2

The Receivables Management Fee shall accrue on a daily basis calculated at the applicable percentage rate per annum set out in Schedule 2 (Receivables Management Fee) applied to the Principal Balance of each Purchased Receivable then forming part of the Portfolio.

13.3

All sums (including the Receivables Management Fee) or other consideration payable or otherwise provided by the Purchaser to the Receivables Manager pursuant to this Deed are exclusive of any VAT which is properly chargeable on the supply or supplies made by the Receivables Manager for which such sums or other consideration (or any part thereof) are the whole or part of the consideration for VAT purposes.

13.4

If any supply is treated as made for VAT purposes by the Receivables Manager under or pursuant to this Deed, and the Receivables Manager is required to account for VAT in respect of that supply, the Purchaser shall, subject to the receipt of a valid VAT invoice, pay to the Receivables Manager (in addition to any other consideration for that supply) an amount equal to such VAT. Such payment shall be made on the next Payment Date following receipt by the Purchaser of a valid VAT invoice (or if there is no further Payment Date, within five Business Days following receipt by the Purchaser of a valid VAT invoice) or, if later, the date on which any such consideration is payable.

13.5	[* * *]

13.6

Where any Party is required by the terms of this Deed to reimburse or indemnify any Party for any cost or expense, such Party shall reimburse or indemnify such other Party on an after-Tax basis for the full amount of such cost or expense, including such part thereof as represents Irrecoverable VAT.

14.	Representations and Warranties

14.1	The Receivables Manager represents and warrants to the Purchaser:

(a)	Status

It is a partnership limited by shares duly incorporated, validly existing and registered under the laws of Luxembourg, capable of being sued in its own right and not subject to any immunity from any proceedings, and it has the power to own its property and assets and to carry on its business as it is being conducted.

(b)	Powers and Authority

It has the power to enter into, perform and deliver, and has taken all necessary corporate and other action to authorise the execution, delivery and performance by it of each of the Transaction Documents to which it is or will be a party, and each such Transaction Document has been duly executed and delivered by it.

(c)	Legal Validity

The obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable, subject to:

(i)	the Legal Reservations; and

(ii)	in the case of any Security Document, the Perfection Requirements.

(d)	Non-conflict

The execution by it of each of the Transaction Documents to which it is a party and the exercise by it of its rights and the performance of its obligations under such Transaction Documents will, not:

(i)	conflict with any document which is binding upon it or any of its assets;

(ii)	conflict with its constitutional documents; or

(iii)	as far as it is aware, conflict with any law, regulation or official or judicial order of any government, governmental body or court, domestic or foreign, having jurisdiction over it.

(e)	Consents and Licences

All consents, licences and other approvals and authorisations required by it in connection with (i) the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Transaction Documents have been obtained or effected (as appropriate) and are in full force and effect; and (ii) the administration of the Receivables, have in each case been obtained or effected (as appropriate) and are in full force and effect, save where a failure to hold or obtain any such consents, licences or other approvals and authorisations would not adversely affect in any material respect the performance, validity and enforceability of the Transaction Documents or the transactions contemplated by them.

(f)	Solvency

No Insolvency Event has occurred with respect to it.

(g)	Centre of Main Interests

(i)

The place of the central administration (siège de l’administration centrale) of the Receivables Manager, the principal place of business (principal établissement) of the Receivables Manager, the place where the Receivables Manager conducts the administration of its interests on a regular basis and which is ascertainable by third parties and the Receivables Manager’s registered office (siège statutaire) are all in Luxembourg.

(b)	It has no place of operations where it carries out a non-transitory economic activity with human means and assets in any jurisdiction other than Luxembourg.

(h)	Residence for Tax Purposes

It is a partnership limited by shares which is and has, since incorporation, been resident for Tax purposes solely in Luxembourg and it is not liable to be taxed on its profits in any jurisdiction other than Luxembourg.

(i)	Corporate income tax and VAT

It is a partnership limited by shares (a) established and registered in Luxembourg for VAT purposes; and (b) within the charge to corporate income tax in Luxembourg in respect of amounts payable to it by the Purchaser pursuant to the terms of this Deed.

(j)	Validity and admissibility in evidence

All authorisations required:

(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

(ii)	to make the Transaction Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect (or will be when required).

(k)	Governing law and enforcement

(i)

Subject to the Legal Reservations, the choice of English law (and the law of any other Relevant Jurisdiction, as applicable) as the governing law of the Transaction Documents will be recognised and enforced in its jurisdiction of incorporation.

(ii)

Subject to the Legal Reservations, any judgment obtained in England & Wales (and the law of any other Relevant Jurisdiction, as applicable) in relation to a Transaction Document will be recognised and enforced in its jurisdiction of incorporation.

(l)	Anti-Bribery

The Receivables Manager has conducted its business in compliance with the United States Foreign Corrupt Practices Act of 1977; the UK Bribery Act 2010; Italian Legislative Decree No. 231 of 8 June 2001; all national and international laws enacted to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, 1997; and other similar Anti-Corruption Law or regulation, each as further amended and supplemented from time to time, in other jurisdictions, and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

(m)	Money Laundering

The Receivables Manager and each person controlling or controlled by it are, and have been at all times over the last three years, in material compliance with all applicable Anti-Money Laundering Laws. During the last three years, neither the Receivables Manager nor any person controlling or controlled by it has been cited, cautioned or fined in connection with, or otherwise received written notice of any asserted past or present material failure to comply with Anti-Money Laundering Laws and no governmental investigation or proceeding with respect to any alleged material non-compliance with Anti-Money Laundering Laws is, so far as the Receivables Manager is aware, pending or threatened.

(n)	Sanctions

Neither the Receivables Manager, nor (to the knowledge of the Receivables Manager) any of its directors, officers or, its agents, employees or persons acting on its behalf:

(i)	has been found in violation of any applicable Sanctions in the last three years; or

(ii)	is a Restricted Person.

Any provision of this Clause 14.1(n) shall not apply to the extent that it would result in a breach of any applicable blocking or anti-boycott law.

(o)	Restricted Countries

It is the policy of the Purchaser as at the date of this Deed not to conduct business in or with a Restricted Country, in view of the significant corruption, financial crime, terrorist financing, sanctions, political, and business risks that these jurisdictions present. The Receivables Manager, in relation to any of the Receivables, has not engaged in any prohibited dealings or transactions with or for the benefit of any Person located, organized, or ordinarily resident in any Restricted Country, in each case directly or knowingly indirectly, including through any of its distributors, agents or other persons acting on its behalf, save for the disputed territories of Kherson and Zaporizhzzhia regions of Ukraine in relation to Purchased Receivables only.

(p)	Information in Receivable Management Reports

The information contained in any Receivables Management Report provided by the Receivables Manager was true and accurate and not misleading in material respects at the time such Receivables Management Report was provided.

14.2

The representations and warranties set out in Clause 14.1 are made by the Receivables Manager on the Closing Date and, other than the representation set out in Clause 14.1(f), deemed to be repeated by the Receivables Manager on each day during the Receivables Management Period by reference to the facts and circumstances then existing.

14.3

The Receivables Manager shall as soon as practicable after becoming aware of the same notify the Purchaser and the Security Agent of the occurrence of any breach of any of the representations and warranties in Clause 14.1.

15.	Covenants

15.1	The Receivables Manager hereby undertakes with the Purchaser that until the Receivables Management Termination Date (or in the case of Clause 15.1(g), such later date as stated below):

(a)

Change in Collections Policies: it shall not make any change to its Collections Policies that in the opinion of the Receivables Manager (acting reasonably) would materially and adversely affect the collectability of the Portfolio and shall promptly notify the Purchaser and the Security Agent of any changes made to the Collections Policies;

(b)	Records: it shall, subject to Clause 6 (Data Protection):

(i)	keep and maintain all Records;

(ii)	maintain adequate back-ups of the Records in accordance with its usual administrative and operative procedures;

(iii)	notify the Purchaser and the Security Agent of any material change in its administrative and operating procedures with respect to the Records promptly following such change; and

(iv)

maintain IT systems identifying the relevant Receivables as having been sold to the Purchaser and distinguishing such Receivables from any other Receivables or other assets held or administered by the Receivables Manager through tagging;

(c)

IT Systems: it shall ensure that the IT and other electronic systems used by it in relation to the Receivables are maintained in working order and comply in all material respects with all applicable Data Protection Legislation and other applicable law and regulations;

(d)

Inspection: without prejudice to Clause 2.12 and Clause 8.2(d) of the Receivables Purchase Agreement, it shall at its expense (A) no more than once per calendar year at the expense of the Receivables Manager upon 15 Business Days’ prior notice (or such shorter period as may be agreed) or (B) with such additional frequency as the Purchaser may require upon five Business Days’ prior notice following the occurrence of a Receivables Manager Termination Event) and during usual business hours promptly make available the Records (or any part thereof) and any information on the Portfolio for inspection and/or make any copies upon reasonable notice during normal business hours (subject to any restrictions imposed by Data Protection Legislation) to the Purchaser, provided that at no time prior to the provision of a Borrower Notice or a notice containing details of any such appointment (including all information required by applicable law, such as information (provided by the Receivables Manager) relating to the Receivables Manager’s transparency obligations under Data Protection Legislation will identifiable Personal Data be made available to the Purchaser in respect of any Receivables or Borrowers thereunder;

(e)

Audit: it shall (to the extent such information is available to it), at its own cost subject to Clause 11.2 of the Receivables Purchase Agreement, cooperate with and provide all necessary access, management time, information (however stored) or other assistance to, and comply with all reasonable requests of, the person appointed for such purpose, in relation to the preparation by it of any AUP Audit to be provided in accordance with the Receivables Purchase Agreement and shall promptly address any material findings set out in any AUP Report, provided that at no time prior to the provision of a Borrower Notice or a notice containing details of any such appointment (including all information required by applicable law, such as information (provided by the Receivables Manager) relating to the Receivables Manager’s transparency obligations under Data Protection Legislation will identifiable Personal Data be made available to the Purchaser in respect of any Receivables or Borrowers thereunder;

(f)

Delivery of financial statements: it shall deliver to the Purchaser by no later than 30 June of each calendar year starting from 30 June 2023 for its financial year ending 31 December 2022, a copy of its audited consolidated annual financial statements prepared in accordance with IFRS consistently applied, to the extent that they are not provided pursuant to Clause 10.5 of the Receivables Purchase Agreement and such financial statements shall be deemed delivered if they are publicly available;

(g)

Sales, Liens, etc.: it shall not sell (or, if applicable, hold on trust), assign (by operation of Law or otherwise) or otherwise dispose of, or create or suffer to exist any Security Interest upon or with respect to, (i) the Purchased Receivables, their Related Rights and any Collections related thereto, or (ii) [* * *], provided that nothing in this Clause 15 shall prohibit or restrict any transfer or disposal of the legal title to any Purchased Receivable and Related Rights to the UK Sub once it has acceded as an Additional Receivables Manager; and

(h)	[* * *]

16.	Liability

16.1	The Receivables Manager shall not (in its capacity as Receivables Manager) have any liability for:

(a)

the obligations of a Borrower under or pursuant to any Loan Agreement or in respect of the related Receivable and nothing in this Deed shall constitute a guarantee, or similar obligation, by the Receivables Manager of the performance by a Purchaser of his obligations under or pursuant to such Loan Agreement; or

(b)

save as otherwise provided in this Deed, the obligations of the Purchaser under any of the Transaction Documents or otherwise and nothing herein shall constitute a guarantee, or similar obligation, by the Receivables Manager of the Purchaser’s obligations.

16.2

Any breach by a Party (Breaching Party) in performing an obligation under this Deed will not result in a liability to the other Party (Non-Breaching Party) to the extent that the Breaching Party cannot perform such obligation as a direct result of a failure by the Non-Breaching Party to perform its obligations set out in this Deed, provided that the Breaching Party promptly informs the Non-Breaching Party of such circumstances and has used all reasonable endeavours to perform the relevant obligation, notwithstanding the circumstances.

16.3

The Receivables Manager shall have no obligation in respect of any liabilities suffered or incurred by the Purchaser, the Seller and/or the Security Agent and/or any other person as a result of the failure of the Receivables Manager to perform its obligations under this Deed, save to the extent that such liabilities are suffered or incurred as a result of any wilful default, fraud, illegal dealing, gross negligence or breach by the Receivables Manager in performing its material obligations under this Deed.

16.4	Nothing in this Deed shall limit or exclude the liability of either Party in respect of:

(a)	death or personal injury caused by its negligence or that of its personnel;

(b)	fraud including fraudulent misrepresentation or wilful default; or

(c)	any liability which cannot be excluded or limited by applicable law or regulation.

16.5

Subject to Clause 16.4, in no event shall any Party be liable for any indirect or consequential loss or damage (including any loss of revenue, profits, goodwill or business), whether arising in contract, delict or tort (including negligence) or otherwise.

17.	Indemnity

Without limiting any other rights which the Purchaser or the Security Agent or any of their respective directors, officers, agents or employees may have hereunder, under the Receivables Purchase Agreement or under applicable law, the Receivables Manager shall indemnify and hold harmless the Purchaser, the Security Agent and each of their respective officers, directors, employees and agents of any of the foregoing (collectively, Indemnified Parties), in each case, from and against any and all Losses (Indemnified Amounts) arising out of or resulting from (whether directly or indirectly):

(a)

the failure of any information contained in any Receivables Management Report to be true and correct, or the failure of any other information provided to any Indemnified Party by, or on behalf of, the Receivables Manager to be true and correct;

(b)

the failure of any representation, warranty or statement made or deemed made by the Receivables Manager (or any of its officers) under or in connection with this Deed to have been true and correct as of the date made or deemed made;

(c)	any non-compliance with any applicable law (including applicable Data Protection Legislation) by the Receivables Manager, with respect to any Purchased Receivable, that affects the Purchaser;

(d)

any failure or breach of the Receivables Manager to perform its material duties or obligations in its capacity as Receivables Manager in accordance with the provisions hereof or the Receivables Purchase Agreement (excluding Clause 3.1(d) or Clause 15.1(h) of this Deed); or

(e)	the occurrence of a Receivables Manager Termination Event (other than a PE RM Termination Event or a Notification Event consisting solely of a PE RM Termination Event) (without double-counting),

excluding, however:

(i)	Indemnified Amounts to the extent that such Indemnified Amounts resulted from the gross negligence, fraud or wilful misconduct on the part of such Indemnified Party;

(ii)

recourse (except as otherwise specifically provided in this Deed or the Receivables Purchase Agreement) for any failure by a Borrower to pay an amount due in respect of any Purchased Receivables due solely by reason of the relevant Borrower’s inability or refusal to make payments that are due and payable; and

(iii)

any Indemnified Amount to the extent the same has been fully and finally paid in cash to such Indemnified Party (or such Indemnified Party has otherwise been compensated for such Indemnified Amount to the reasonable satisfaction of the Indemnified Party) pursuant to any other provision of this Deed or the Receivables Purchase Agreement, and provided that the Receivables Manager shall have no liability to make any payment to any Indemnified Party under this Clause 17 unless and until the aggregate of (i) the aggregate Indemnified Amounts suffered by that Indemnified Party; and (ii) the aggregate Purchase Price of all Receivables affected by a breach of Loan Warranty exceed the then applicable Threshold Amount.

18.	Entire Agreement

18.1

This Deed and the schedules together constitute the entire agreement and understanding between the Parties in relation to the subject matter of this Deed and cancel and replace any other previous draft, agreement or understanding in relation to such subject matter.

18.2	Each Party to this Deed agrees that:

(a)

it has not entered into this Deed in reliance upon any statement, representation, warranty or undertaking of any other Party which is not expressly set out or referred to in this Deed or any other Transaction Document;

(b)

except in respect of an express representation or warranty under this Deed or any other Transaction Document, it shall not have any claim or remedy (whether in equity, contract, delict or tort, under the Misrepresentation Act 1967 or in any other way) in respect of any misrepresentation or breach of warranty by any other Party or in respect of any untrue statement by any other Party, regardless of whether such misrepresentation, breach or untrue statement was made, occurred or was given prior to the execution of this Deed or any of the Transaction Documents;

(c)

any terms or conditions implied by law in any jurisdiction in relation to the transaction contemplated by this Deed and/or the Transaction Documents are excluded to the fullest extent permitted by law or, if incapable of exclusion, any right or remedies in relation to them are irrevocably waived;

(d)	the only right or remedy of any Party in relation to any provision of this Deed or any other Transaction Document shall be for breach of this Deed or the relevant Transaction Document; and

(e)

except for any liability in respect of a breach of this Deed or any other Transaction Document, no Party shall owe any duty of care or have any liability in tort or otherwise to any other Party in relation to the transaction contemplated by this Deed and/or the Transaction Documents.

18.3

Nothing in this Clause 17 (Entire Agreement) shall have the effect of excluding, limiting or restricting any liability for fraudulent misrepresentation or any liability of any person arising as a result of any wilful default, fraud, illegal dealing, negligence or material breach of this Deed or any Transaction Document or breach of trust by such person.

19.	Withholdings and set-off

19.1

All sums payable under this Deed or for breach of any of the provisions of this Deed shall be paid free and clear of all deductions or withholdings, including withholding for Taxes, whatsoever, save only as provided in this Deed and/or in the Receivables Purchase Agreement or otherwise as required by applicable law.

19.2

Save only as provided expressly in this Deed, each Party waives and relinquishes any right of set off or counterclaim, deduction or retention which it might otherwise have out of any payments which it may be obliged to make (or procure to be made) to any other Party pursuant to this Deed or otherwise.

20.	Confidentiality

20.1

Subject to Clause 20.2, each Party to this Deed agrees at all times that it shall keep confidential and will not disclose to any person, firm or company whatsoever any information (including, without limitation, any technology, know-how, patent application, test result, research study, business plan, budget, model, algorithm, policy, data set, management information, commercial information, product information, forecast or projection) relating directly or indirectly to the business, finances or other matters of a confidential nature of any party to the Transaction Documents (or any predecessor entity), which it may have obtained as a result of the execution or performance of any Transaction Document, provided however that the provisions of this Clause 20 (Confidentiality) shall not apply:

(a)	to the disclosure of any information to the Security Agent or to any other person who is a party to any of the Transaction Documents as expressly permitted by the Transaction Documents;

(b)

to the disclosure of any information by such Party to any of its Affiliates; provided that before any such disclosure, the Party shall make the relevant employees of the Affiliate aware of their obligations of confidentiality under the relevant Transaction Document and shall at all times procure compliance with such obligations by such employees;

(c)

to the disclosure of any information which is or becomes public knowledge otherwise than as a result of the wrongful conduct of the recipient (such wrongful conduct includes a breach of this Clause 20.1);

(d)

to the extent that such disclosure is required pursuant to any law or order of any court or pursuant to any direction or requirement (whether or not having the force of law) of any central bank or any governmental or other regulatory or Tax authority or is necessary or desirable having regard to applicable stock exchange rules and guidelines, any industry guidelines or industry best practice adopted by owners of consumer unsecured loans;

(e)

to the disclosure of any information to professional advisers (including, without prejudice to the generality of the foregoing, consultants, accountants, auditors, financial advisors or lawyers) who receive the same under a duty of confidentiality;

(f)	to the disclosure of any information with the prior written consent of the Parties hereto;

(g)	to any disclosure for the purposes of collecting in or enforcing any Receivable;

(h)	in the case of the Security Agent, in connection with transferring or purporting to transfer its rights and obligations to a successor Security Agent;

(i)

in the case of the Purchaser, the information was already in the possession of the Purchaser from a source that, to the Purchaser’s best knowledge and belief having made all reasonable enquiries does not owe a duty of confidentiality to the Seller or its Affiliates with respect to such information;

(j)

the information is independently developed without use or reference to this Agreement or the other Transaction Documents or without use or reference to any information supplied to it pursuant to or in connection with this Agreement or the other Transaction Documents;

(k)

to the extent that the Security Agent needs to disclose the same for the protection or enforcement of any of its rights under any of the Transaction Documents or in connection herewith or therewith, to such persons as require to be informed of such information for such purposes;

(l)	for the purpose of discharging, in such manner as the Security Agent thinks fit, its duties under or in connection with the Transaction Documents; and

(m)

to the extent that the recipient needs to disclose the same to any of the employees of the Receivables Manager provided that before any such disclosure the Receivables Manager shall make the employees of the Receivables Manager aware of its obligations of confidentiality under the relevant Transaction Document and shall at all times procure compliance with such obligations by such employees.

20.2

Notwithstanding the rights conferred pursuant to Clause 20.1, no Party may disclose information to any other Party where such disclosure would breach any terms relating to data protection in this Deed, or in the Receivables Purchase Agreement, or any applicable law or regulation, including the Data Protection Legislation.

21.	Further assurance

The Parties hereto agree that they will co-operate fully to do all such further acts and things and execute any further documents that may be necessary or desirable to give full effect to the transactions contemplated by this Deed (but subject always to the provisions of Clause 8 (Notification of Sales) and Clause 27 (Data Protection) of the Receivables Purchase Agreement).

22.	Amendments and Waivers

22.1	No amendment or waiver of any provision of this Deed shall be effective unless it is in writing and signed by each of the Parties hereto.

22.2

Except as expressly provided in this Deed, no failure or delay by any Party in exercising any right or remedy relating to this Deed or any of the other Transaction Documents shall affect or operate as a waiver or variation of that right or remedy or preclude its exercise at any subsequent time. No single or partial exercise of any such right or remedy shall preclude any further exercise of it or the exercise of any other remedy. The remedies in this Deed are cumulative and not exclusive of any remedies provided by law.

23.	Notices

23.1

Any notice or communication to be given under or in connection with this Deed shall be made in writing and, unless otherwise stated, may be made by letter or electronic communication (including email).

23.2

The address and email address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any notice, communication or document to be made or delivered under or in connection with this Deed is:

(a)	in the case of the Receivables Manager and the Seller, to it at:

Address:	22-24 Boulevard Royal, L-2449 Luxembourg

Email:	[* * *]

Attention:	[* * *]

(b)	in the case of the Purchaser, to it at:

Address: 2, rue Edward Steichen, L-2540 Luxembourg-City, Luxembourg

Email: Alps@alpspartners.lu

Attention:     Board of Managers

(c)	in the case of the Security Agent, to it at:

Address:     160 Queen Victoria Street, London EC4V 4LA, United Kingdom

Email:     BNYM.Structured.Finance.Team.8@bnymellon.com

Attention:     SF Team 8

or any substitute address or email address or for the attention as the relevant Party may notify to all of the other Parties by not less than seven days’ notice.

23.3

Any notice, communication or document made or delivered by one person to another under or in connection with this Deed will only be effective if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 23.2, if addressed to that department or officer.

23.4	Any notice, communication or document which becomes effective, in accordance with Clause 23.3, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

23.5

Any notice or communication under or in connection with this Deed may be made by electronic mail or other electronic means. Any such electronic communication will be effective only when actually received in readable form.

23.6	Any electronic communication which becomes effective, in accordance with Clause 23.5, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

23.7	Any notice given under or in connection with this Deed must be in English.

24.	Bail-In

24.1	Contractual recognition of bail-in

Notwithstanding any other term of any Transaction Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of the Seller and/or the Receivables Manager to any other Party under or in connection with the Transaction Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Transaction Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

24.2	Bail-in definitions

In this Clause 24.2:

Bail-In Action means the exercise of any Write-down and Conversion Powers.

Bail-In Legislation means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the Luxembourg law of 5 April 1993 on the financial sector and the Luxembourg law of 18 December 2015 on the default of credit institutions and certain investment firms and any other law or regulation, or circulars applicable in Luxembourg relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings);

Resolution Authority means any body which has authority to exercise any Write-down and Conversion Powers.

Write-down and Conversion Powers means:

(i)

any write-down, conversion, transfer, modification or suspension power existing from time to time under, and exercised in compliance with, any law or regulation in effect in Luxembourg, relating to the transposition of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, including but not limited to the Bail-In Legislation and Regulation (EU) No 806/2014 and the instruments, rules and standards created thereunder, pursuant to which: (a) any obligation of a bank or investment firm or affiliate of a bank or investment firm can be reduced, cancelled, modified or converted into shares, other securities or other obligations of such entity or any other person (or suspended for a temporary period); and (b) any right in a contract governing an obligation of a bank or investment firm or affiliate of a bank or investment firm may be deemed to have been exercised; and

(ii)	any similar or analogous powers under that Bail-In Legislation.

25.	Third Party Rights

A person who is not a party to this Deed may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

26.	Severability

Where any provision in or obligation under this Deed shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations under this Deed, or of such provision or obligation in any other jurisdiction, shall not be affected or impaired thereby.

27.	Counterparts

This Deed may be executed in any number of counterparts and by each Party on single counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Deed by e-mail shall be an effective mode of delivery.

28.	Limited Recourse and Non-petition

28.1	Limited recourse: Purchaser

Notwithstanding any of the provisions of this Deed or any other Transaction Document, each of the parties to the Transaction Documents (other than the Purchaser) hereby acknowledges and agrees that all obligations of the Purchaser (in any capacity) under or in connection with the Transaction Documents to which the Purchaser is expressed to be a party are limited recourse and sums payable to it in respect of any of the Purchaser’s obligations shall be limited to the Purchaser’s assets that are available to the Purchaser, subject to and in accordance with the Security Documents and the Priorities of Payment, and if the net proceeds of realisation of the security constituted by the Security Documents are less than the aggregate amount payable by the Purchaser to the Lenders and any other Secured Creditors in respect of its obligations under or in connection with the Transaction Documents (such negative amount being referred to herein as a “shortfall”), the amount payable by the Purchaser to the Receivable Manager, the Lenders and each other Secured Creditor in respect of the Purchaser’s obligations under or in connection with such Transaction Document shall be reduced to such amount of the net proceeds as shall be applied in accordance with the Security Documents and the Priorities of Payment, and such parties shall not (directly or indirectly) be entitled to take any further steps against the Purchaser to recover such shortfall, which shall be deemed to be automatically extinguished.

28.2	Non-petition: Purchaser

The parties to this Deed and the Transaction Documents (other than the Purchaser) acknowledge and agree that they (or any other party acting on their behalf) shall not be entitled at any time to institute against the Purchaser, or join in any institution against the Purchaser of, any bankruptcy, reorganisation, arrangement, insolvency, examinership or liquidation proceedings, or other analogous proceedings, or appoint any liquidator, administrator, receiver, examiner, trustee, sequestrator or any similar officer under any applicable bankruptcy or similar law in connection with any obligations of the Purchaser under or in connection with this Deed and the Transaction Documents. For the avoidance of doubt, nothing in this Clause 28.2 shall prevent the Security Agent enforcing the security constituted by the Security Documents in accordance with its terms, provided that in connection with any such enforcement neither the Security Agent nor any receiver appointed thereunder shall take any steps or proceedings to procure the winding up, examinership or liquidation of the Purchaser, save for lodging a claim in the liquidation, administration, or such similar proceedings, of the Purchaser which is initiated by another party or taking proceedings to obtain a declaration or judgment as to the obligations of the Purchaser in relation thereto.

28.3	Corporate obligations: Purchaser

Each of the parties to this Deed and the Transaction Documents (other than the Purchaser) hereby acknowledges and agrees that no recourse under any obligation, covenant, or agreement of the Purchaser contained in any Transaction Document or implied therefrom may be sought by it against any shareholder, officer, agent, employee or manager of the Purchaser, by the enforcement of any assessment or by any proceeding, by virtue of any statute or otherwise, it being expressly agreed and understood that this Deed and the Transaction Documents are corporate obligations of the Purchaser only. Each of the parties hereto (other than the Purchaser) hereby acknowledges and agrees that no personal liability shall attach to or be incurred by the shareholders, officers, agents, employees or managers of the Purchaser, or any of them, under or by reason of any of the obligations, covenants or agreements of the Purchaser contained in any Transaction Document (including this Deed), or implied therefrom, and any and all personal liability of every such shareholder, officer, agent, employee or manager for breaches by the Purchaser of any such obligations, covenants or agreements, either at law or by statute or constitution, of every such shareholder, officer, agent, employee or manager is hereby deemed expressly waived by the parties hereto.

28.4	The provisions of this Clause 28 (Limited Recourse and Non-petition) shall survive the termination of this Deed and the other Transaction Documents.

29.	Luxembourg Securitisation Act

Each of the Seller, the Receivables Manager and the Security Agent expressly acknowledges and accepts, and will be deemed to have accepted and acknowledged, that the Purchaser is subject to the Securitisation Act 2004. Each of the Seller, the Receivables Manager and the Security Agent expressly acknowledges and accepts that once all the assets of the Purchaser have been realised, it is not entitled to take any further steps against the Purchaser to recover any further sums due and the right to receive any such sum shall be extinguished. Each of the Seller, the Receivables Manager and the Security Agent accepts not to attach or otherwise seize the assets of the Purchaser. In particular, none of the Seller, the Receivables Manager and the Security Agent shall be entitled to petition or take any other step for the winding-up, the liquidation or the bankruptcy of the Purchaser or any similar insolvency related proceedings. In case of a conflict between the provisions of this Clause 29 (Luxembourg Securitisation Act) and the other provisions of this Deed, the provisions of this Clause 29 (Luxembourg Securitisation Act) shall prevail.

30.	Governing Law and Jurisdiction

30.1

This Deed and any non-contractual obligations arising out of or in connection with this Deed shall be governed by, and interpreted in accordance with, English law (other than any terms of this Deed specific to the law of any other Relevant Jurisdiction, which shall be construed in accordance with such Relevant Jurisdiction).

30.2

The English courts shall have exclusive jurisdiction in relation to all disputes arising out of or in connection with this Deed (including claims for set-off and counterclaims), including disputes arising out of or in connection with: (i) the creation, validity, effect, interpretation, performance or non-performance of, or the legal relationships established by, this Deed; and (ii) any non-contractual obligations arising out of or in connection with this Deed. For such purposes, each Party irrevocably submits to the jurisdiction of the English courts and waives any objection to the exercise of such jurisdiction.

30.3

The Seller and Receivables Manager shall at all times maintain an agent for service of process and any other documents in proceedings in England or any other proceedings in connection with this Deed. Such agent shall be [* * *] and any claim form, judgment or other notice of legal process shall be sufficiently served on the Seller and Receivables Manager if delivered to such agent at its address for the time being. The Seller and Receivables Manager irrevocably undertakes not to revoke the authority of this agent and if, for any reason, any Party requests the Seller and Receivables Manager to do so, it shall promptly appoint another such agent with an address in England and advise the other Parties. If, following such a request, the Seller and Receivables Manager fails to appoint another agent, any other Party shall be entitled to appoint one on behalf of the Seller and Receivables Manager at the Seller and Receivables Manager’s expense.

30.4

The Purchaser shall at all times maintain an agent for service of process and any other documents in proceedings in England or any other proceedings in connection with this Deed. Such agent shall be Maples Fiduciary Services (UK) Limited currently of 11th Floor, 200 Aldersgate Street, London EC1A 4HD and any claim form, judgment or other notice of legal process shall be sufficiently served on the Purchaser if delivered to such agent at its address for the time being. The Purchaser irrevocably undertakes not to revoke the authority of this agent and if, for any reason, any Party requests the Purchaser to do so, it shall promptly appoint another such agent with an address in England and advise the other Parties. If, following such a request, the Purchaser fails to appoint another agent, any other Party shall be entitled to appoint one on behalf of the Purchaser at the Purchaser’s expense.

Schedule 1

Collections Policies

[* * *]

Schedule 2

Receivables Management Fee

[* * *]

Schedule 3

Form of Receivables Manager Power of Attorney (Luxembourg Law)

This Power of Attorney is given on _______ 2023

By:

ALPS PARTNERS S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (Luxembourg), with its registered office at 2, rue Edward Steichen, L-2540 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) under number B277050, and subject, as an unregulated securitisation undertaking (organisme de titrisation), to the Luxembourg act dated 22 March 2004 on securitisation, as amended (the Securitisation Act 2004) (the Purchaser),

In favour of:

PAYPAL (EUROPE) S.À R.L. ET CIE, S.C.A., a partnership limited by shares (société en commandite par actions) incorporated under the laws of Luxembourg, having its registered office at 22-24 Boulevard Royal, L-2449 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register under number B118.349, acting through and represented by its managing general partner PayPal (Europe) S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 22-24 Boulevard Royal, L-2449 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register under number B127.485 (the Attorney), for the purposes and on the terms hereinafter set forth.

1.

By means of a Receivables Purchase Agreement dated [•] 2023, the Purchaser agreed to acquire, from time to time, from PayPal (Europe) S.à r.l. et Cie, S.C.A. (the Seller) certain Receivables owned by the Seller subject to and in accordance with the terms of the Receivables Purchase Agreement.

2.

By means of a Receivables Management Agreement dated [•] 2023, the Purchaser agreed to appoint the Attorney as its lawful agent solely for the purpose of providing administrative duties in relation to the Receivables, exercising certain of its rights, powers and discretions in respect thereto and performing certain of its duties and obligations in respect thereof, all as described in further detail, and subject to the terms set forth, in the Receivables Management Agreement.

3.

In order to facilitate the performance by the Attorney of its duties and obligations under the Receivables Management Agreement, the Purchaser has agreed to grant this Power of Attorney in favour of the Attorney.

The Purchaser hereby appoints the Attorney to be its true and lawful attorney in its name and on its behalf:

(a)

to demand payment, to initiate legal or administrative proceedings, and to take all other steps as may be required to collect all monies due or payable under each Purchased Receivable and any Related Rights;

(b)

to collect and give good receipts and discharges for moneys collected in respect of Purchased Receivables and to execute such receipts and discharges as may be necessary, appropriate or advisable in such context; and

(c)	to settle out of court and to enter into special Arrangements with any defaulting Borrower under a Loan Agreement in respect of a Purchased Receivable.

Unless otherwise defined herein, capitalised terms which are used herein shall have the meanings assigned to such terms in the Receivables Management Agreement (including by way of cross-reference).

The Attorney shall have the right to appoint a substitute (each a Substitute Attorney), who shall have the power to act on behalf of the Purchaser and the Security Agent as if that Substitute Attorney shall have been originally appointed as the Attorney by this Power of Attorney, and/or to revoke any such appointment at any time, provided the Attorney shall continue to be liable for any negligence, wilful misconduct or bad faith of any such Substitute Attorney appointed by it.

This Power of Attorney is governed by, and shall be construed in accordance with, Luxembourg law.

Any dispute arising in connection with this Power of Attorney shall be submitted to the courts of the district of Luxembourg-City.

SIGNED	)
for and on behalf of	)
ALPS PARTNERS S.À R.L.	)
By:	)

Director

Name:

By:

Director

Name:

Schedule 4

Form of Receivables Manager Power of Attorney (English Law)

This Power of Attorney is given on _______ 2023

By:

ALPS PARTNERS S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (Luxembourg), with its registered office at 2, rue Edward Steichen, L-2540 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) under number B277050, and subject, as an unregulated securitisation undertaking (organisme de titrisation), to the Luxembourg act dated 22 March 2004 on securitisation, as amended (the Securitisation Act 2004) (the Purchaser),

In favour of:

PAYPAL (EUROPE) S.À R.L. ET CIE, S.C.A., a partnership limited by shares (société en commandite par actions) incorporated under the laws of Luxembourg, having its registered office at 22-24 Boulevard Royal, L-2449 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register under number B118.349, acting through and represented by its managing general partner PayPal (Europe) S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 22-24 Boulevard Royal, L-2449 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register under number B127.485 (the Attorney), for the purposes and on the terms hereinafter set forth.

1.

By means of a Receivables Purchase Agreement dated [•] 2023, the Purchaser agreed to acquire, from time to time, from PayPal (Europe) S.à r.l. et Cie, S.C.A. (the Seller) certain Receivables owned by the Seller subject to and in accordance with the terms of the Receivables Purchase Agreement.

2.

By means of a Receivables Management Agreement dated [•] 2023, the Purchaser agreed to appoint the Attorney as its lawful agent solely for the purpose of providing administrative duties in relation to the Receivables, exercising certain of its rights, powers and discretions in respect thereto and performing certain of its duties and obligations in respect thereof, all as described in further detail, and subject to the terms set forth, in the Receivables Management Agreement.

3.

In order to facilitate the performance by the Attorney of its duties and obligations under the Receivables Management Agreement, the Purchaser has agreed to grant this Power of Attorney in favour of the Attorney.

The Purchaser hereby appoints the Attorney to be its true and lawful attorney in its name and on its behalf:

(a)

to demand payment, to initiate legal or administrative proceedings, and to take all other steps as may be required to collect all monies due or payable under each Purchased Receivable and any Related Rights;

(b)

to collect and give good receipts and discharges for moneys collected in respect of Purchased Receivables and to execute such receipts and discharges as may be necessary, appropriate or advisable in such context; and

(c)	to settle out of court and to enter into special Arrangements with any defaulting Borrower under a Loan Agreement in respect of a Purchased Receivable.

Unless otherwise defined herein, capitalised terms which are used herein shall have the meanings assigned to such terms in the Receivables Management Agreement (including by way of cross-reference).

The Attorney shall have the right to appoint a substitute (each a Substitute Attorney), who shall have the power to act on behalf of the Purchaser and the Security Agent as if that Substitute Attorney shall have been originally appointed as the Attorney by this Power of Attorney, and/or to revoke any such appointment at any time, provided the Attorney shall continue to be liable for any negligence, wilful misconduct or bad faith of any such Substitute Attorney appointed by it.

This Power of Attorney is governed by, and shall be construed in accordance with, English law.

Any dispute arising in connection with this Power of Attorney shall be submitted to the courts of England and Wales.

SIGNED	)
for and on behalf of	)
ALPS PARTNERS S.À R.L.	)
By:	)

Director

Name:

By:

Director

Name:

Schedule 5

Form of Receivables Manager Power of Attorney (French Law)

This Power of Attorney is given on _______ 2023

By:

ALPS PARTNERS S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (Luxembourg), with its registered office at 2, rue Edward Steichen, L-2540 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) under number B277050, and subject, as an unregulated securitisation undertaking (organisme de titrisation), to the Luxembourg act dated 22 March 2004 on securitisation, as amended (the Securitisation Act 2004) (the Purchaser),

In favour of:

PAYPAL (EUROPE) S.À R.L. ET CIE, S.C.A., a partnership limited by shares (société en commandite par actions) incorporated under the laws of Luxembourg, having its registered office at 22-24 Boulevard Royal, L-2449 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register under number B118.349, acting through and represented by its managing general partner PayPal (Europe) S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 22-24 Boulevard Royal, L-2449 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register under number B127.485 (the Attorney), for the purposes and on the terms hereinafter set forth.

1.

By means of a Receivables Purchase Agreement dated [•] 2023, the Purchaser agreed to acquire, from time to time, from PayPal (Europe) S.à r.l. et Cie, S.C.A. (the Seller) certain Receivables owned by the Seller subject to and in accordance with the terms of the Receivables Purchase Agreement.

2.

By means of a Receivables Management Agreement dated [•] 2023, the Purchaser agreed to appoint the Attorney as its lawful agent solely for the purpose of providing administrative duties in relation to the Receivables, exercising certain of its rights, powers and discretions in respect thereto and performing certain of its duties and obligations in respect thereof, all as described in further detail, and subject to the terms set forth, in the Receivables Management Agreement.

3.

In order to facilitate the performance by the Attorney of its duties and obligations under the Receivables Management Agreement, the Purchaser has agreed to grant this Power of Attorney in favour of the Attorney.

The Purchaser hereby appoints the Attorney to be its true and lawful attorney in its name and on its behalf:

(a)

to demand payment, (subject to receiving from the Purchaser a special proxy to that effect to the extent legally required) to initiate legal or administrative proceedings, and to take all other steps as may be required to collect all monies due or payable under each Purchased Receivable and any Related Rights;

(b)

to collect and give good receipts and discharges for moneys collected in respect of Purchased Receivables and to execute such receipts and discharges as may be necessary, appropriate or advisable in such context; and

(c)	to settle out of court and to enter into special Arrangements with any defaulting Borrower under a Loan Agreement in respect of a Purchased Receivable.

Unless otherwise defined herein, capitalised terms which are used herein shall have the meanings assigned to such terms in the Receivables Management Agreement (including by way of cross-reference).

The Attorney shall have the right to appoint a substitute (each a Substitute Attorney), who shall have the power to act on behalf of the Purchaser and the Security Agent as if that Substitute Attorney shall have been originally appointed as the Attorney by this Power of Attorney, and/or to revoke any such appointment at any time, provided the Attorney shall continue to be liable for any negligence, wilful misconduct or bad faith of any such Substitute Attorney appointed by it.

This Power of Attorney is valid and effective from the date on which it is executed and will remain in full force and effect until the Receivables Management Termination Date.

This Power of Attorney is governed by, and shall be construed in accordance with, French law.

Any dispute arising in connection with this Power of Attorney shall be submitted to the courts of France.

SIGNED	)
for and on behalf of	)
ALPS PARTNERS S.À R.L.	)
By:	)

Director

Name:

By:

Director

Name:

Schedule 6

Form of Receivables Manager Power of Attorney (German Law)

This Power of Attorney is given on _______ 2023

By:

ALPS PARTNERS S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (Luxembourg), with its registered office at 2, rue Edward Steichen, L-2540 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) under number B277050, and subject, as an unregulated securitisation undertaking (organisme de titrisation), to the Luxembourg act dated 22 March 2004 on securitisation, as amended (the Securitisation Act 2004) (the Purchaser),

In favour of:

PAYPAL (EUROPE) S.À R.L. ET CIE, S.C.A., a partnership limited by shares (société en commandite par actions) incorporated under the laws of Luxembourg, having its registered office at 22-24 Boulevard Royal, L-2449 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register under number B118.349, acting through and represented by its managing general partner PayPal (Europe) S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 22-24 Boulevard Royal, L-2449 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register under number B127.485 (the Attorney), for the purposes and on the terms hereinafter set forth.

1.

By means of a Receivables Purchase Agreement dated [•] 2023, the Purchaser agreed to acquire, from time to time, from PayPal (Europe) S.à r.l. et Cie, S.C.A. (the Seller) certain Receivables owned by the Seller subject to and in accordance with the terms of the Receivables Purchase Agreement.

2.

By means of a Receivables Management Agreement dated [•] 2023, the Purchaser agreed to appoint the Attorney as its lawful agent solely for the purpose of providing administrative duties in relation to the Receivables, exercising certain of its rights, powers and discretions in respect thereto and performing certain of its duties and obligations in respect thereof, all as described in further detail, and subject to the terms set forth, in the Receivables Management Agreement.

3.

In order to facilitate the performance by the Attorney of its duties and obligations under the Receivables Management Agreement, the Purchaser has agreed to grant this Power of Attorney in favour of the Attorney.

The Purchaser hereby appoints the Attorney to be its true and lawful attorney in its name and on its behalf:

(a)

to demand payment, to initiate legal or administrative proceedings, and to take all other steps as may be required to collect all monies due or payable under each Purchased Receivable and any Related Rights;

(b)

to collect and give good receipts and discharges for moneys collected in respect of Purchased Receivables and to execute such receipts and discharges as may be necessary, appropriate or advisable in such context; and

(c)	to settle out of court and to enter into special Arrangements with any defaulting Borrower under a Loan Agreement in respect of a Purchased Receivable.

Unless otherwise defined herein, capitalised terms which are used herein shall have the meanings assigned to such terms in the Receivables Management Agreement (including by way of cross-reference).

The Attorney shall have the right to appoint a substitute (each a Substitute Attorney), who shall have the power to act on behalf of the Purchaser as if that Substitute Attorney shall have been originally appointed as the Attorney by this Power of Attorney, and/or to revoke any such appointment at any time, provided the Attorney shall continue to be liable for any negligence, wilful misconduct or bad faith of any such Substitute Attorney appointed by it.

The Attorney is released from the restrictions of § 181 of the German Civil Code and is thus, in particular, authorised to act at the same time for another principal.

This Power of Attorney is governed by, and shall be construed in accordance with, German law.

Any dispute arising in connection with this Power of Attorney shall be submitted to the courts of Frankfurt am Main, Germany.

SIGNED	)
for and on behalf of	)
ALPS PARTNERS S.À R.L.	)
By:	)

Director

Name:

By:

Director

Name:

Schedule 7

Form of Receivables Manager Power of Attorney (Italian Law)

This Power of Attorney is given on _______ 2023

By:

ALPS PARTNERS S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (Luxembourg), with its registered office at 2, rue Edward Steichen, L-2540 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) under number B277050, and subject, as an unregulated securitisation undertaking (organisme de titrisation), to the Luxembourg act dated 22 March 2004 on securitisation, as amended (the Securitisation Act 2004) (the Purchaser),

In favour of:

PAYPAL (EUROPE) S.À R.L. ET CIE, S.C.A., a partnership limited by shares (société en commandite par actions) incorporated under the laws of Luxembourg, having its registered office at 22-24 Boulevard Royal, L-2449 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register under number B118.349, acting through and represented by its managing general partner PayPal (Europe) S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 22-24 Boulevard Royal, L-2449 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register under number B127.485 (the Company) which will act through its legal representative/s or duly appointed attorney/s-in-fact (each, an Attorney), domiciled, for the purpose of this Power of Attorney, at the registered office of the Company, for the purposes and on the terms hereinafter set forth.

1.

By means of a Receivables Purchase Agreement dated [•] 2023, the Purchaser agreed to acquire, from time to time, from PayPal (Europe) S.à r.l. et Cie, S.C.A. (the Seller) certain Receivables owned by the Seller subject to and in accordance with the terms of the Receivables Purchase Agreement.

2.

By means of a Receivables Management Agreement dated [•] 2023, the Purchaser agreed to appoint the Attorney as its lawful agent solely for the purpose of providing administrative duties in relation to the Receivables, exercising certain of its rights, powers and discretions in respect thereto and performing certain of its duties and obligations in respect thereof, all as described in further detail, and subject to the terms set forth, in the Receivables Management Agreement.

3.

In order to facilitate the performance by the Attorney of its duties and obligations under the Receivables Management Agreement, the Purchaser has agreed to grant this Power of Attorney in favour of the Attorney.

The Purchaser hereby appoints the Attorney to be its true and lawful attorney in its name and on its behalf:

(a)

to demand payment, to initiate legal, judicial or administrative proceedings, and to take all other steps as may be required to collect all monies due or payable under each Purchased Receivable and any Related Rights;

(b)

to initiate cognitive actions and precautionary, monitoring or executive, or to continue, intervene and resist in those already initiated at the date of this Power of Attorney, or to resist in judgements initiated by others, including opposition and cognitive judgements related to the same, against debtors, guarantors, and their assignees, aimed at the best protection and recovery of the Italian Receivables, by carrying out all necessary petitions, deeds, appeals, documents or activities, at all stages and levels of judgement;

(c)	to serve writs of summons and appeals also in matters of voluntary jurisdiction, in respect of the Italian Receivables;

(d)	to elect new domiciles and change existing ones;

(e)	to appoint party technical consultants for advice and technical assistance in out-of-court and in court proceedings;

(f)

to appoint, replace and revoke the lawyers appointed to represent and defend the Purchaser in legal proceedings relating to the Italian Receivables at any stage and level, granting them the broadest powers provided by law, including the power to summon third parties, to waive acts and actions and to accept the waiver of the same by others, to settle and conciliate, to refer and report decisional oaths, to appoint substitutes and other attorneys;

(g)

to entertain, in all appropriate venues, all relations deemed useful and/or necessary for the best performance of the mandate herein conferred upon it with the bodies of insolvency proceedings such as bankruptcy receivers, judicial commissioners, liquidators, court-appointed technical consultants, judicial custodians and others;

(h)

to collect and give good receipts and discharges for moneys collected in respect of Purchased Receivables and to execute such receipts and discharges as may be necessary, appropriate or advisable in such context, also pursuant to the combined provisions of Article 1202 of the Italian Civil Code and Article 120-quater of Legislative Decree No. 385/93, in order to perfect the subrogation by will of the assigned debtor; and

(i)	to settle out of court and to enter into special Arrangements with any defaulting Borrower under a Loan Agreement in respect of a Purchased Receivable;

(j)	to appear at judicial hearings with the power to conciliate or settle individual disputes;

(k)	to exercise any right, perform any activity necessary and/or appropriate in connection with the claims to protect the interests of the Purchaser in respect of the Italian Receivables; and

(l)	to carry out all acts, fulfilments and formalities deemed necessary, useful or appropriate for the performance of the activity of management and recovery of Purchased Receivables.

For the purposes of this Power of Attorney all necessary and suitable powers are conferred upon the above-appointed Attorney so that he/she/it may fulfil the duties entrusted to him/her/it. Such Attorney is likewise authorised to do anything else required for the complete execution of his/her/its duties, defining and accepting all the contractual clauses contemplated in the above-mentioned deeds and documents so that no objection may be raised on the basis of insufficiency, inaccuracy or lack of clarity of the powers of the appointed Attorney.

Unless otherwise defined herein, capitalised terms which are used herein shall have the meanings assigned to such terms in the Receivables Management Agreement (including by way of cross-reference).

The Attorney shall have the right to appoint a substitute (each a Substitute Attorney), who shall have the power to act on behalf of the Purchaser and the Security Agent as if that Substitute Attorney shall have been originally appointed as the Attorney by this Power of Attorney, and/or to revoke any such appointment at any time, provided the Attorney shall continue to be liable for any negligence, wilful misconduct or bad faith of any such Substitute Attorney appointed by it. The appointment of a Substitute Attorney in this way shall be deemed valid and effective until the expiry date of this Power of Attorney.

With reference to the powers granted by means of this Power of Attorney, the Attorney (or the Substitute Attorney, as the case may be) is expressly authorised, pursuant to, and for the purpose of, Article 1395 of the Italian Civil Code or any equivalent provisions under the applicable law, to enter into agreements with itself on its own behalf or as representative of other parties.

The Purchaser undertakes to ratify and consider valid (considerare rati e validi) all actions carried out and all documents, acts, deed or contracts signed by the Attorney (or the Substitute Attorney, as the case may be) in accordance with this Power of Attorney shall be valid and binding for the Purchaser and its successor and assignee.

This Power of Attorney is governed by, and shall be construed in accordance with, Italian law.

Any dispute arising in connection with this Power of Attorney shall be submitted to the courts of Italy.

Director

Name:

By:

Director

Name:

By:

Schedule 8

Form of Receivables Manager Power of Attorney (Spanish Law)

This Power of Attorney is given on _______ 2023

By:

ALPS PARTNERS S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (Luxembourg), with its registered office at 2, rue Edward Steichen, L-2540 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) under number B277050, and subject, as an unregulated securitisation undertaking (organisme de titrisation), to the Luxembourg act dated 22 March 2004 on securitisation, as amended (the Securitisation Act 2004) (the Purchaser),

In favour of:

PAYPAL (EUROPE) S.À R.L. ET CIE, S.C.A., a partnership limited by shares (société en commandite par actions) incorporated under the laws of Luxembourg, having its registered office at 22-24 Boulevard Royal, L-2449 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register under number B118.349, acting through and represented by its managing general partner PayPal (Europe) S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 22-24 Boulevard Royal, L-2449 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register under number B127.485 (the Attorney), for the purposes and on the terms hereinafter set forth.

1.

By means of a Receivables Purchase Agreement dated [•] 2023, the Purchaser agreed to acquire, from time to time, from PayPal (Europe) S.à r.l. et Cie, S.C.A. (the Seller) certain Receivables owned by the Seller subject to and in accordance with the terms of the Receivables Purchase Agreement.

2.

By means of a Receivables Management Agreement dated [•] 2023, the Purchaser agreed to appoint the Attorney as its lawful agent solely for the purpose of providing administrative duties in relation to the Receivables, exercising certain of its rights, powers and discretions in respect thereto and performing certain of its duties and obligations in respect thereof, all as described in further detail, and subject to the terms set forth, in the Receivables Management Agreement.

3.

In order to facilitate the performance by the Attorney of its duties and obligations under the Receivables Management Agreement, the Purchaser has agreed to grant this Power of Attorney in favour of the Attorney.

The Purchaser hereby appoints the Attorney to be its true and lawful attorney in its name and on its behalf:

(a)

to demand payment, to initiate legal or administrative proceedings, and to take all other steps as may be required to collect all monies due or payable under each Purchased Receivable and any Related Rights;

(b)

to collect and give good receipts and discharges for moneys collected in respect of Purchased Receivables and to execute such receipts and discharges as may be necessary, appropriate or advisable in such context; and

(c)	to settle out of court and to enter into special Arrangements with any defaulting Borrower under a Loan Agreement in respect of a Purchased Receivable.

Unless otherwise defined herein, capitalised terms which are used herein shall have the meanings assigned to such terms in the Receivables Management Agreement (including by way of cross-reference).

The Attorney shall have the right to appoint a substitute (each a Substitute Attorney), who shall have the power to act on behalf of the Purchaser and the Security Agent as if that Substitute Attorney shall have been originally appointed as the Attorney by this Power of Attorney, and/or to revoke any such appointment at any time, provided the Attorney shall continue to be liable for any negligence, wilful misconduct or bad faith of any such Substitute Attorney appointed by it.

This Power of Attorney is governed by, and shall be construed in accordance with, Spanish law.

Any dispute arising in connection with this Power of Attorney shall be submitted to the courts of Spain.

SIGNED	)
for and on behalf of	)
ALPS PARTNERS S.À R.L.	)
By:	)

Director

Name:

By:

Director

Name:

Schedule 9

Definitions

Capitalised terms used but not otherwise defined in this Deed shall have the following meanings, except so far as the context requires otherwise or as otherwise defined in Schedule 22 (Definitions) of the Receivables Purchase Agreement:

1m EURIBOR means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the period of one month displayed on page EURIBOR01 of the Thomson Reuters screen;

1m Term SONIA means the one month SONIA reference rate administered by Refinitiv Benchmark Services (UK) Limited (or any other person which takes over the administration of that rate) (before any correction, recalculation or republication by the administrator) published by Refinitiv Benchmark Services (UK) Limited (or any other person which takes over the publication of that rate);

12m EURIBOR means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the period of twelve months displayed on page EURIBOR01 of the Thomson Reuters screen;

12m Term SONIA means the 12 month SONIA reference rate administered by Refinitiv Benchmark Services (UK) Limited (or any other person which takes over the administration of that rate) (before any correction, recalculation or republication by the administrator) published by Refinitiv Benchmark Services (UK) Limited (or any other person which takes over the publication of that rate);

Arrangement means, in respect of any Borrower that has failed to make a payment of a Receivable when due and payable in accordance with the Loan Agreement, any arrangement agreed between the Receivables Manager and that Borrower in accordance with the Collections Policies pursuant to which a revised repayment schedule is agreed in order to assist the Borrower with the repayment of the Receivable;

Cash Manager has the meaning given to it in the Master Framework Agreement;

Class A Facility Agent has the meaning given to it in the Master Framework Agreement;

Class A Facility Providers has the meaning given to it in the Master Framework Agreement;

Class A Loan has the meaning given to it in the Master Framework Agreement;

Class A Margin has the meaning given to it in the Master Framework Agreement;

Class B Facility Agent has the meaning given to it in the Master Framework Agreement;

Class B Facility Providers has the meaning given to it in the Master Framework Agreement;

Collection Period means the period commencing on the first Back-Book Sale Date and ending on the date on which the first of the following occurs after the end of the Commitment Period:

(a)	the aggregate Current Balance of all Receivables comprised in the Portfolio is zero; and

(b)	the date falling 12 months after the latest scheduled payment date of any Receivable comprised in the Portfolio;

[*     *     *]

Collections Settlement Date means each Business Day whilst any Purchased Receivable comprising the Portfolio remains outstanding;

Collections Sweep Payment has the meaning given in Clause 8.2;

Disbursed Amount means, in respect of a Receivable the total amount advanced to the Borrower in respect of that Receivable;

Duties has the meaning given in Clause 5;

[*     *     *]

Force Majeure Event means, on any date with respect to a person, that such person, by reason of force majeure, including action or inaction of governmental, civil or military authority, war, riot, act of terrorism, fire, strike, lockout or other labour dispute, flood, earthquake or other natural disaster, breakdown of public, private or common carrier communications, breakdown of systems, software or transmission facilities or equipment failure, is unable to perform an obligation, but only to the extent that (a) such event or circumstance is beyond the control of such person and (b) such person has taken commercially reasonable precautions to anticipate, and cannot with reasonable diligence overcome, such event or circumstance;

[*     *     *]

Loan Age for a Receivable means the then current age (expressed in days) of that Purchased Receivable calculated by reference to the date of the Loan Agreement for that Receivable;

Master Framework Agreement means the master framework agreement dated on or about the date of this Deed between, amongst others, the Purchaser, the Seller, the Receivables Manager, the Back-Up Receivables Manager Facilitator, the Security Agent and the Class C Lender.

[*     *     *]

NY Business Date means a day, other than a Saturday or Sunday on which commercial banks are generally open for business in New York;

Observation Portfolio means, as at any Monthly Reporting Date and in relation to an Eligible Product, all Receivables that relate to that Eligible Product that have been sold to the Purchaser and not repurchased (other than a repurchase under Clause 9.15 (Repurchase for Failure of Bank-Funded Payment and Fraud) of the Receivables Purchase Agreement) and which were originated in the last period of three consecutive full calendar months prior to the immediately preceding Monthly Reporting Date;

Payment Date has the meaning given to it in the Master Framework Agreement;

PE Event has the meaning given to it in Clause 10.2(i);

PE RM Termination Event has the meaning given to it in Clause 10.2(i);

Permitted Modification means, in respect of any Purchased Receivable, a modification or amendment (in accordance with the terms of the related Loan Agreement and the Collections Policies) to:

(a)	change the weekly or monthly date on which payments are made to the Purchaser thereunder;

(b)	defer the scheduled payment of any part of the principal amount payable to the Purchaser thereunder;

(c)	extend the repayment date of that Purchased Receivable (including, for the avoidance of doubt, following any acceleration of amounts payable in respect of that Purchased Receivable); or

(d)

amend any terms or conditions of that Purchased Receivable to the extent necessary or desirable (i) in connection with any Borrower complaints handling procedure, (ii) to remediate any errors or defects in the terms of that Purchased Receivable or in the origination or administration of that Purchased Receivable, (iii) to facilitate any appointment, use, or change to any supplier or provider of services to the Seller or the Receivables Manager, (iv) in connection with any public relation activities or initiatives carried out by the Seller or the Receivables Manager in connection with the Eligible Products or generally as part of the Seller’s or the Receivables Manager’s ordinary course of business provided that no such public relations activities or initiatives shall unreasonably encourage Borrowers to request an extended or deferred time for any payment (or part thereof) to be made in respect of a Purchased Receivable, and (v) to comply with any law or order of any court or any regulatory obligations or guidance, provided that:

(i)

other than in respect of any modification or amendment which is made in connection with a Borrower delinquency or forbearance, where a modification or amendment is made by the Receivables Manager which has the effect of amending or extending the original maturity date, scheduled payment date or repayment date, such extension shall not be for more than 60 days from the original maturity date, scheduled payment date or repayment date, as applicable, unless such extension is required to comply with any applicable law (other than in accordance with the servicing standard set out in Clause 4 (Standard of Care)); and

(ii)	in relation to any German Receivable:

(A)

in the case of any modification or amendment set out in (b) or (c) above, the entire principal amount of, and interest on, such Receivable remain repayable (erfüllbar) by the Borrower at all times and the interest rate and the fees payable by the Borrower are not increased, other than in respect of statutory interest (Verzugszinssatz) or other fees, expenses and charges expressly permitted under German law applicable to the Loan Agreement; and

(B)

any modification set out in (d) above will not include: (i) any increase of the principal amount; (ii) any deferral or extension of any payment or repayment date which would not be permitted on the basis of (A) above; nor (iii) any adjustment to interest rate or fees other than an adjustment upon expiry of an originally agreed fixed rate period (provided that, for the avoidance of doubt, statutory interest or other fees, expenses and charges expressly permitted under German law applicable to the Loan Agreement may be charged);

[* * *]

Priority of Payment has the meaning given to it in the Master Framework Agreement;

[* * *]

Purchaser Account means the Purchaser EUR Account or the Purchaser GBP Account as applicable;

Receivables Management Period has the meaning given to it in Clause 2.2;

Receivables Manager Resignation Event has the meaning given to it in Clause 10.1;

Receivables Management Termination Date means the earliest to occur of the following:

(a)

the date falling 10 Business Days after the date on which the Receivables Manager notifies the Purchaser and the Security Agent that the aggregate outstanding balance, after taking into account any write-offs made in accordance with the applicable Collections Policies, of the Purchased Receivables comprising the Portfolio has been reduced to zero;

(b)	the date upon which the resignation of the Receivables Manager becomes effective in accordance with Clause 10.1; and

following receipt by the Receivables Manager of a Receivables Manager Termination Notice in accordance with Clause 10 (Resignation; Receivables Manager Termination Event), the end of the related Receivables Manager Transition;

Receivables Manager Transition has the meaning given to it in Clause 10.8;

[*     *     *]

Secured Obligations has the meaning given to such term in the Master Framework Agreement;

[*     *     *]

Settlement of Collections has the meaning given to it in Clause 8.6;

Transitional DPA has the meaning given to it in Clause 10.7;

True-Up Notice Date means each date on which the Seller delivers to the Purchaser the True-Up Notice in respect of a sale of the Back-Book Receivables;

[*     *     *]

EXECUTION PAGE TO THE RECEIVABLES MANAGEMENT AGREEMENT

IN WITNESS of which this Deed has been executed and delivered by the Parties to it on the date stated on the first page of this Deed.

Purchaser

Executed as a DEED	)
for and on behalf of	)
ALPS PARTNERS S.À R.L.	)
By:	)

/s/ Stefan Ruppert
Name:
Title:

Name:
Title:

[Signature pages - Receivables Management Agreement]

EXECUTION PAGE TO THE RECEIVABLES MANAGEMENT AGREEMENT

Receivables Manager and Seller

Executed as a DEED	)
for and on behalf of	)

PAYPAL (EUROPE) S.À R.L. ET CIE, S.C.A.

acting through and represented by its managing general partner PayPal (Europe) S.à r.l.

By:	)

/s/ Sean Byrne
Authorised Signatory

[Signature pages - Receivables Management Agreement]

EXECUTION PAGE TO THE RECEIVABLES MANAGEMENT AGREEMENT

Security Agent

Executed as a DEED	)
for and on behalf of	)
BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED	)
acting by two of its lawful Attorneys, in its capacity as Trustee:

Attorney:	/s/ Stephanie Steele

Attorney:	/s/ Agnieszka Gozdz

in the presence of:

Witness name:

Signature:

Address:

[Signature pages - Receivables Management Agreement]

EXECUTION PAGE TO THE RECEIVABLES MANAGEMENT AGREEMENT

Back-Up Receivables Manager Facilitator

Executed as a DEED	)
for and on behalf of	)
AVEGA S.À R.L.	)
By:	)

/s/ Stefan Ruppert
Director

Name:

Director

Name:

[Signature pages - Receivables Management Agreement]

EXECUTION PAGE TO THE RECEIVABLES MANAGEMENT AGREEMENT

Class C Lender

Executed as a DEED	)
for and on behalf of	)
ALPS PARTNERS (HOLDING) S.À R.L.	)
By:	)

/s/ Stefan Ruppert
Name:
Title:

Name:
Title:

[Signature pages - Receivables Management Agreement]